SP/004/006 Engrossment: 13 January 2015 CONTENTS CLAUSE 1. Interpretation ................................................................................................................. 1 2. Agreement for lease ....................................................................................................... 5 3. Timetable for engrossments .......................................................................................... 5 4. Landlord's Works .......................................................................................................... 6 5. Practical Completion ..................................................................................................... 8 6. Target Date and Long Stop Date ................................................................................... 8 7. Insurance ....................................................................................................................... 8 8. Damage after Practical Completion ............................................................................... 9 9. Conditions ..................................................................................................................... 9 10. Tenant's occupation prior to the grant of the Lease ..................................................... 10 11. Tenant's Works ............................................................................................................ 10 12. Deducing title .............................................................................................................. 14 13. Title guarantee ............................................................................................................. 14 14. Matters affecting the Property ..................................................................................... 14 15. Guarantor ..................................................................................................................... 15 16. Termination on insolvency or material non-compliance ............................................. 17 17. Consequences of termination ...................................................................................... 18 18. Completion of grant of the lease.................................................................................. 18 19. VAT ............................................................................................................................. 19 20. Entire agreement .......................................................................................................... 19 21. Joint and several liability ............................................................................................. 20 22. Notices ......................................................................................................................... 21 23. Third party rights ......................................................................................................... 22 24. Governing law ............................................................................................................. 22 25. Jurisdiction .................................................................................................................. 22 ANNEX ANNEX A. WORKS DOCUMENTS IN AGREED FORM ................................................................ 24 ANNEX B. AGREED FORM OF LEASE ...................................................................................... 25 ANNEX C. AGREED FORM OF LICENCE TO CARRY OUT WORKS ............................................. 26

SP/004/006 Engrossment: 13 January 2015 2 Building Contractor: Contract Services R & R Limited in respect of the CSSR Contract and Glazing Refurbishment Limited in respect of the GR Contract or in each case such other building contractor as may be appointed by the Landlord to carry out the Landlord's Works together with any replacement building contractor that may be appointed by the Landlord in accordance with the terms of the Building Contract. CDM Regulations: the Construction (Design and Management) Regulations 2007. Condition: any one of the Part 1 Conditions. Contract Rate: 4% per annum above the Base Rate. Event of Default: any of the events set out in clause 17.1. Energy Performance Certificate: a certificate as defined in regulation 2(1) of the Energy Performance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118). Guarantor’s Lawyer: Brabners LLP, Horton House, Exchange Flags, Liverpool L2 3YL (Ref: DSM) or any other lawyer whose details may be notified in writing from time to time by the Guarantor to the Landlord. Landlord’s Contribution: £58,540.00 (FIFTY EIGHT THOUSAND FIVE HUNDRED AND FORTY POUNDS). Landlord's Conveyancer: Plainlaw LLP, 11A West Way, Oxford OX2 0JB ref: SP/004/006 or any other conveyancer whose details may be notified in writing from time to time by the Landlord to the Tenant. Landlord's Works: the works to be carried out by the Landlord at the Property before the grant of the Lease as set out in the Works Documents PROVIDED THAT where the Works Documents indicate that an item of work is to be undertaken by the Tenant rather than the Landlord that item of work shall not comprise part of the Landlord’s Works and for the avoidance of doubt items 1.3, 1.4 and 1.5 listed in the Works Documents shall not comprise part of the Landlord’s Works. Lease: a lease in the agreed form annexed to this agreement. Lease Completion Date: the day that is five working days after the Practical Completion Date. Licence to Carry out Works: a licence between the Landlord and Tenant and Guarantor in the agreed form annexed to this agreement. Licence Period: the period from and including the date of this agreement until completion of the Lease. Long Stop Date: 30 April 2015. Part 1 Conditions: part 1 of the Standard Commercial Property Conditions (Second Edition).

SP/004/006 Engrossment: 13 January 2015 3 Part 2 Conditions: part 2 of the Standard Commercial Property Conditions (Second Edition). Practical Completion Certificate: a written statement issued in accordance with the Building Contract certifying that the Landlord's Works are practically complete and setting out the date on which practical completion occurred. Practical Completion Date: the date stated in the Practical Completion Certificate and if there are different Practical Completion Certificates under the CSRR Contract and the GR Contract, the later of the dates which are stated in the Practical Completion Certificates. Property: the property at Two Omega Drive, River Bend Technology Centre, Irlam as more particularly defined in the Lease. Recommendation Report: a report as defined in regulation 4 of the Energy Performance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118). Rectification Period: the defects liability period or rectification period for the making good of defects, shrinkages or other faults in the Landlord's Works which applies under each of the Building Contracts. Rent: the initial rent of £326,200 (THREE HUNDRED AND TWENTY SIX THOUSAND AND TWO HUNDRED POUNDS) per annum (subject to review) exclusive of VAT. Rent Commencement Date: 1 October 2015 subject to clause 6.1. Requisite Consents: any planning permissions, building regulation approvals, by- law approvals, and any other consents, licences and authorisations required from any competent authority, statutory undertaker or person for the carrying out of the Landlord's Works or, as the case may be, the Tenant's Works. Target Date: 27 February 2015 Tenant's Conveyancer: Brabners LLP, 55 King Street, Manchester M2 4LQ (Ref: PN.41903.87) or any other conveyancer whose details may be notified in writing from time to time by the Tenant to the Landlord. Tenant's Works: the fitting out works to be carried out by the Tenant for the use and enjoyment of the Property in accordance with clause 12 of this agreement. VAT: value added tax chargeable under the Value Added Tax Act 1994 and any similar replacement tax and any similar additional tax. Works Documents: all documents relating to the Landlord's Works in the agreed form annexed to this agreement including (where applicable) any variations or amendments in accordance with this agreement. 1.2 Clause, Schedule and paragraph headings shall not affect the interpretation of this agreement.

SP/004/006 Engrossment: 13 January 2015 4 1.3 A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality). 1.4 The Schedules form part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the Schedules. 1.5 A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established. 1.6 Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular. 1.7 Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders. 1.8 A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time. 1.9 A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision. 1.10 A reference to writing or written includes fax but not e-mail. 1.11 References to a document in agreed form are to that document in the form agreed by the parties. 1.12 A reference to this agreement or to any other agreement or document referred to in this agreement is a reference to this agreement or such other agreement or document as varied or novated (in each case, other than in breach of the provisions of this agreement) from time to time. 1.13 Unless the context otherwise requires, references to clauses, Schedules and Annexes are to the clauses, Schedules and Annexes of this agreement and references to paragraphs are to paragraphs of the relevant Schedule. 1.14 Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

SP/004/006 Engrossment: 13 January 2015 5 1.15 Any obligation on a party not to do something includes an obligation not to allow that thing to be done. 1.16 Unless this agreement otherwise expressly provides, a reference to the Property or the Landlord's Works or the Tenant's Works is to the whole and any part of them. 1.17 Any reference to the Landlord’s consent or approval being required is to a consent or approval in writing which must be obtained before the relevant act is taken or event occurs. 2. AGREEMENT FOR LEASE 2.1 In consideration of the Tenant's obligations under this agreement, and at the request of the Guarantor, the Landlord shall (subject to clause 2.2) grant to the Tenant and the Tenant shall accept from the Landlord the Lease on the terms set out in this agreement. No purchase price, premium, or deposit is payable. 2.2 The Tenant cannot require the Landlord to grant the Lease to any person other than the Tenant (here meaning MTS MEDICATION TECHNOLOGIES LIMITED whose registered office is at Unit 6B, Millennium Way, Leeds LS11 5AL (company registration number 04562981), only) or to grant the Lease unless the Guarantor has duly executed the Lease in accordance with clause 16.1. 2.3 The Tenant cannot assign, sublet, charge, or otherwise share or part with the benefit of this agreement whether in relation to the whole or any part of the Property. 2.4 Conditions 1.5 and 2.2 do not apply to this agreement. 3. TIMETABLE FOR ENGROSSMENTS 3.1 The Landlord's Conveyancer shall send: (a) the engrossed counterpart Lease to the Tenant's Conveyancer within ten working days after the date of this agreement; and (b) the engrossed counterpart Licence to Carry out Works to the Tenant's Conveyancer within ten working days after the Landlord has approved the plans and specifications for the Tenant's Works in accordance with clause 12.1.

SP/004/006 Engrossment: 13 January 2015 6 3.2 The Tenant shall execute the counterpart Licence to Carry out Works within five working days after the engrossed counterpart Licence to Carry out Works has been submitted to the Tenant's Conveyancer. 3.3 The Guarantor shall execute the counterpart Licence to Carry out Works within fifteen working days after the engrossed counterpart Licence to Carry out Works has been submitted to the Tenant's Conveyancer. 4. LANDLORD'S WORKS 4.1 The Landlord shall use reasonable endeavours to procure that the Landlord's Works are carried out in accordance with this agreement and the Works Documents and that the Practical Completion Date is achieved by the Target Date. 4.2 The Landlord shall: (a) carry out the Landlord's Works: (i) using good quality, new materials which are fit for the purpose for which they will be used; and (ii) in a good and workmanlike manner. (b) in respect of the Landlord's Works comply with: (i) all statutory and other legal requirements; (ii) the terms of all Requisite Consents; and (iii) the requirements and recommendations of all relevant utility suppliers and the insurers of the Property; (c) take all proper steps to ensure that carrying out the Landlord's Works does not make any of the following unsafe: (i) the structure of the Property; and (ii) any plant or machinery at the Property (d) in carrying out such of the Landlord's Works as the Landlord and the Tenant agree shall be carried out after completion of the Lease (if any) cause as little disturbance and inconvenience as possible to the Tenant and its use and occupation of the Property; (e) make good at such time as the Tenant reasonably requests and whether before or after completion of the Lease (to the reasonable satisfaction of the Tenant) any damage (including decorative damage) to the Property which is caused by carrying out the Landlord's Works;

SP/004/006 Engrossment: 13 January 2015 7 (f) allow the Tenant and its surveyors access to the Property to inspect the progress and quality of the Landlord's Works at reasonable times and on reasonable prior notice; (g) give the Tenant such information as it reasonably requests to establish that the Landlord's Works are being and have been carried out in accordance with this agreement; and (h) give at least 5 working days' notice to the Tenant of the intention to inspect the Landlord's Works for the purpose of issuing the Practical Completion Certificate and allows the Tenant and its surveyor to attend the inspection and make representations either during the inspection or in writing immediately thereafter. 4.3 The Landlord shall not, (subject to clause 4.4), vary, alter, add to or remove anything from the Works Documents without the Tenant's consent (such consent not to be unreasonably withheld or delayed). 4.4 The Landlord may make variations to the Works Documents without the Tenant’s consent provided that: (a) the variations are insubstantial and immaterial; or (b) the variations are required by the Requisite Consents in respect of the Landlord's Works or any statutory requirements. 4.5 The Landlord shall use reasonable endeavours to enforce its rights under the Building Contracts to procure the remedy of any defects, shrinkages or faults appearing in the Landlord's Works during the Rectification Period. 4.6 During the Rectification Period, the Tenant or its surveyor may make written representations to the Landlord identifying defects, shrinkages or faults in the Landlord's Works. 4.7 Immediately after the Practical Completion Date the Tenant will instruct Colliers to prepare a draft schedule of condition and submit it to the Landlord for the Landlord's approval (such approval not to be unreasonably withheld or delayed). The final schedule of condition shall incorporate such reasonable comments and amendments as the Landlord may require to be made to the draft schedule of condition submitted to it for its approval. 4.8 Once approved, the Landlord and the Tenant will attach a copy of the final schedule of condition to the Lease and its counterpart.

SP/004/006 Engrossment: 13 January 2015 8 4.9 The Landlord shall use reasonable endeavours to procure that a warranty valid for 10 years is issued in favour of the Tenant in respect of any new glazing installed at the Property as part of the Landlord’s Works but for the avoidance of doubt completion of the Lease shall not be conditional upon the provision of such a warranty. 5. PRACTICAL COMPLETION 5.1 The issue of the Practical Completion Certificate shall be conclusive evidence binding on the parties that the Landlord's Works have been completed in accordance with the terms of this agreement without prejudice to the Landlord’s obligations during the Rectification Period. 6. TARGET DATE AND LONG STOP DATE 6.1 If the Practical Completion Date occurs after the Target Date then the Rent Commencement Date shall be postponed by one day for each day that elapses between the Target Date and the Practical Completion Date. 6.2 Notwithstanding clause 6.1 if the Practical Completion Date has not occurred by 4.00 pm on the Long Stop Date, either the Landlord (provided it has complied with its obligations in clause 4.1) or the Tenant may, at any time after the Long Stop Date but before the Practical Completion Date, give notice to the other that, unless the Practical Completion Date occurs within five working days of the receipt of that notice (time being of the essence), it may rescind this agreement. If the Practical Completion Date does not occur within five working days of receipt of that notice then it may, by further notice rescind this agreement with immediate effect. Such rescission shall be without prejudice to the obligations in clause 6.3 and the rights of each party in respect of any earlier breach of this agreement. 6.3 If the agreement is rescinded pursuant to clause 6.2, the Tenant shall immediately cancel all entries relating to this agreement registered against the Landlord's title. 7. INSURANCE 7.1 The Tenant agrees not to do or permit anything to be done that may render any insurance policy void or voidable. 7.2 Conditions 7.1.1, 7.1.2, 7.1.3 and 7.1.4(b) do not apply to this agreement.

SP/004/006 Engrossment: 13 January 2015 9 8. DAMAGE AFTER PRACTICAL COMPLETION 8.1 The Tenant shall not be entitled to refuse to complete or to delay completion of the grant of the Lease due to any event occurring that results in: (a) any damage to the Property or any part of it; or (b) any damage to the means of access to the Property; or (c) any deterioration in the Property's condition. 9. LANDLORD'S OBLIGATIONS 9.1 The obligations in clause 4 are personal and binding only on OMEGA TECHNOLOGIES LIMITED whose registered office is at One Omega Drive, River Bend Technology Centre, Northbank, Irlam, Manchester M44 5BD (company registration number 02775272). 9.2 OMEGA TECHNOLOGIES LIMITED whose registered office is at One Omega Drive, River Bend Technology Centre, Northbank, Irlam, Manchester M44 5BD (company registration number 02775272) shall be released from all liability in respect of its obligations referred to in clause 9.1 upon the expiry of the Rectification Period. 10. CONDITIONS 10.1 The Part 1 Conditions are incorporated in this agreement, in so far as they: (a) are applicable to the grant of a lease; (b) are not inconsistent with the other clauses in this agreement; and (c) have not been modified or excluded by any of the other clauses in this agreement. 10.2 The Part 2 Conditions are not incorporated in this agreement. 10.3 Condition 1.1.1(d) is amended so that "completion date" means the "Lease Completion Date" as defined in this agreement. 10.4 Condition 1.1.1(e) is amended so that reference to the contract rate in Condition 1.1.1(e) refers instead to the Contract Rate as defined in this agreement. 10.5 Condition 1.1.4(a) does not apply to this agreement.

SP/004/006 Engrossment: 13 January 2015 10 11. TENANT'S OCCUPATION PRIOR TO THE GRANT OF THE LEASE 11.1 During the Licence Period the Tenant is entitled to occupy the Property for the purpose only of carrying out the Tenant's Works PROVIDED THAT the Tenant shall comply with the provisions of clause 10.2. 11.2 This agreement does not operate as a demise of the Property and during the Licence Period: (a) any occupation of the Property by the Tenant is by way of licence only; (b) the Tenant does not have, and is not entitled to, any estate, right or interest in the Property; (c) the Tenant shall not open and trade from the Property nor use the Property for the purpose authorised by the Lease; (d) the parties shall observe and perform their respective obligations imposed by the covenants and conditions in the Lease and the Licence to Carry out Works (in each case to the extent that they are not inconsistent with the other provisions of this agreement) as if the Lease and the Licence to Carry out Works had each been completed on the date of this agreement; (e) the Landlord shall have the same rights and remedies in respect of any breach of the obligations imposed on the Tenant by the covenants and conditions in the Lease and the Licence to Carry out Works as if the Lease and the Licence to Carry out Works had each been completed on the date of this agreement; and (f) the Tenant shall pay to the Landlord by way of licence fees sums equal to the rents and other monies that would be payable by the Tenant under the Lease at the same times and in the same manner as if the Lease had been granted on the earlier of (i) the date that the Tenant first takes occupation under clause 11.1 (if applicable), and (ii) the Practical Completion Date. 11.3 The parties agree that any licence fees paid by the Tenant pursuant to clause 11.2(f) shall be deducted from the rents payable under the Lease for the same period following completion of the Lease. 12. TENANT'S WORKS 12.1 The Tenant shall as soon as reasonably practicable and in any event within six weeks after the date of this agreement at the Tenant's expense prepare and submit to the Landlord for approval, plans and specifications of the Tenant's Works in such detail as the Landlord shall reasonably require and the landlord shall not unreasonably withhold or delay its approval.

SP/004/006 Engrossment: 13 January 2015 11 12.2 The Tenant shall apply for and use reasonable endeavours to obtain all Requisite Consents required for the Tenant's Works as soon as reasonably practicable. 12.3 The Tenant shall not start the Tenant's Works until the Tenant has: (a) obtained the Landlord's approval to the Tenant's Works in accordance with clause 12.1; (b) obtained all Requisite Consents required for the Tenant's Works; (c) produced all Requisite Consents required for the Tenant's Works to the Landlord and obtained the Landlord’s confirmation that they are satisfactory to the Landlord; (d) given the Landlord two copies of the plans and specifications for the Tenant's Works; (e) notified the Landlord of the date on which it intends to start carrying out the Tenant's Works; and (f) (if applicable) complied with clause 12.5(a). 12.4 The Tenant shall: (a) carry out the Tenant's Works: (i) using good quality, new materials which are fit for the purpose for which they will be used; (ii) in a good and workmanlike manner; (iii) to the reasonable satisfaction of the Landlord; and (iv) in accordance with clause 12.13; (b) in respect of the Tenant's Works comply with: (i) all statutory and other legal requirements; (ii) the terms of all Requisite Consents; and (iii) the requirements and recommendations of all relevant utility suppliers and the insurers of the Property; (c) take all proper steps to ensure that carrying out the Tenant's Works does not make any of the following unsafe: (i) the structure of the Property; and (ii) any plant or machinery at the Property; and (iii) any neighbouring land or buildings;

SP/004/006 Engrossment: 13 January 2015 12 (d) in carrying out the Tenant's Works cause as little disturbance and inconvenience as possible to the Landlord and the owners and occupiers of the estate of which the Property forms part and of any neighbouring land and not infringe any of their rights nor the rights of any other person in relation to the Property; (e) immediately make good (to the reasonable satisfaction of the Landlord) any damage (including decorative damage) to any land or building or any plant and machinery (other than the Property) which is caused by carrying out the Tenant's Works; (f) allow the Landlord and its surveyors access to the Property to inspect the progress and quality of the Tenant's Works (both while the Tenant's Works are being carried out and afterwards) at reasonable times and on reasonable prior notice; (g) give the Landlord the information it reasonably requests to establish that the Tenant's Works are being and have been carried out in accordance with this agreement; (h) notify the Landlord as soon as the Tenant's Works have been completed; and (i) send the Landlord two copies of plans showing the Property as altered by the Tenant's Works as soon as reasonably practicable and in any event within one week after completion of the Tenant's Works; and (j) provide the Landlord with a copy of any Energy Performance Certificate and Recommendation Report issued as a result of the Tenant's Works within one month of such documents being issued. 12.5 If the CDM Regulations apply to the Tenant's Works, the Tenant shall: (a) make a written election that it is to be treated as the only client in respect of the Tenant's Works for the purposes of the CDM Regulations and give the Landlord a copy of such election; (b) comply with its obligations as a client for the purposes of the CDM Regulations; (c) ensure that the CDM co-ordinator and the principal contractor that it appoints in relation to the Tenant's Works comply with their respective obligations under the CDM Regulations; (d) liaise with the CDM co-ordinator to allow the CDM co-ordinator to assist the Tenant in performing the Tenant’s duties as client under the CDM Regulations; and

SP/004/006 Engrossment: 13 January 2015 13 (e) ensure that all relevant documents relating to the Tenant's Works are placed in the health and safety file for the Property by the CDM co-ordinator in accordance with the CDM Regulations, maintain the health and safety file for the Property in accordance with the CDM Regulations, give the health and safety file to the Landlord at the end of the Term, allow the Landlord and its surveyors to enter the Property to inspect the health and safety file and at its own cost supply the Landlord with copies of it or any of the documents in it and the Tenant must comply with its obligations in the Lease relating to the documents and the file. 12.6 To the extent that the Landlord may be a client for the purposes of the CDM Regulations in relation to the Tenant's Works, the Landlord agrees with the written election by the Tenant in accordance with clause 12.5(a). 12.7 The Landlord will only be obliged to insure the Tenant's Works if they form part of the Property and only: (a) after they have been completed in accordance with this agreement; (b) for the amount for which the Tenant has notified the Landlord that they should be insured; and (c) otherwise in accordance with the terms of the Lease. 12.8 The Tenant's Works will be at the sole risk of the Tenant until the Landlord is obliged to insure the Tenant's Works pursuant to clause 12.7. 12.9 The Tenant shall pay on demand any increase in the insurance premium and the amount of any additional insurance premium for the Property or any neighbouring land of the Landlord or the estate of which the Property forms part that arises because of the Tenant's Works. 12.10 Any effect on the rental value of the Property arising in connection with the Tenant's Works will be disregarded on any rent review under the Lease. 12.11 The Tenant shall: (a) pay all fees, rates, levies and taxes that arise by reason of the Tenant's Works (including any arising under any laws applying to the Tenant's Works) whether imposed on the Landlord or the Tenant; and (b) indemnify the Landlord from all liability in relation to such fees, rates, levies and taxes and against all costs and claims arising from any breach of the terms of this clause 12.

SP/004/006 Engrossment: 13 January 2015 14 12.12 Completion of the Licence to Carry out Works shall take place on the later of: (a) completion of the Lease; and (b) the Landlord approving the Tenant's Works in accordance with clause 12.1 Provided that the Landlord shall not be obliged to grant the Licence to Carry out Works unless the Guarantor has duly executed the Lease and the Licence to Carry out Works in accordance with clause 16.1 12.13 The occupation by the Tenant of the Property and the carrying out of the Tenant’s Works are subject to: (a) the Tenant causing as little disturbance and inconvenience as possible to the Landlord’s Works, the Building Contractor and any sub-contractors; (b) the Tenant complying with all reasonable regulations made by the Landlord relating to the phasing and carrying out of the Landlord’s Works; and (c) the Tenant not causing any breach of the Building Contract, causing any delay in the carrying out of the Landlord’s Works or causing any liability on any party under the Building Contract including any liability for payment of liquidated damages. 13. DEDUCING TITLE 13.1 The Landlord's freehold title to the Property has been deduced to the Tenant's Conveyancer before the date of this agreement. 13.2 The Tenant is deemed to have full knowledge of the Landlord's title and is not entitled to raise any objection, enquiry or requisition in relation to it. 13.3 Conditions 6.1, 6.2, 6.3, 6.4.2, 10.2.4, 10.2.5, and 10.3 do not apply to this agreement. 14. TITLE GUARANTEE 14.1 The Landlord shall grant the Lease with no title guarantee and with no covenants for title, whether express or implied. 14.2 Condition 6.6.2 does not apply to this agreement. 15. MATTERS AFFECTING THE PROPERTY 15.1 The Landlord shall grant the Lease to the Tenant free from encumbrances other than:

SP/004/006 Engrossment: 13 January 2015 15 (a) any matters, other than financial charges, contained or referred to in the entries or records made in registers maintained by HM Land Registry under title number GM756553; (b) all matters contained or referred to in the Lease; (c) any matters discoverable by inspection of the Property before the date of this agreement; (d) any matters which the Landlord does not and could not reasonably know about; (e) any matters, other than financial charges, disclosed or which would have been disclosed by the searches and enquiries that a prudent tenant would have made before entering into this agreement; (f) public requirements; and (g) any matters which are, or (where the Lease will not be registered) would be, unregistered interests which override first registration under Schedule 1 to the Land Registration Act 2002. 15.2 The Tenant is deemed to have full knowledge of the matters referred to in clause 15.1 and shall not raise any enquiry, objection, requisition or claim in respect of any of them. 15.3 Conditions 3.1.1, 3.1.2, 3.1.3, 3.2.1, 3.3 and 6.6.3 do not apply to this agreement. 16. GUARANTOR 16.1 In consideration of the Landlord having entered into this agreement at the request of the Guarantor, the Guarantor guarantees and agrees with the Landlord that: (a) the Guarantor shall duly execute the counterpart Lease and counterpart Licence to Carry out Works within fifteen working days after the engrossments have been submitted to the Tenant's Conveyancer by the President or CFO of the Guarantor; (b) the Tenant shall perform the Tenant's obligations in this agreement; (c) if the Tenant fails to perform any of its obligations under this agreement, the Guarantor shall perform them (including, if required to do so by notice in writing from the Landlord, entering into the Lease in accordance with the terms of this agreement as if the Guarantor were named in the Lease as tenant in place of the Tenant); and (d) if:

SP/004/006 Engrossment: 13 January 2015 16 (i) an Event of Default occurs in respect of the Tenant or this agreement is disclaimed following the insolvency of the Tenant; and (ii) within twelve months of such Event of Default or disclaimer the Landlord gives notice in writing to the Guarantor requiring the Guarantor to enter into the Lease as the tenant under the Lease in accordance with this agreement; then with effect from such notice all obligations of the Tenant under this agreement shall be deemed to have been entered into by the Guarantor as though it were named as tenant in place of the Tenant under this agreement and the Guarantor shall enter into the Lease in accordance with the terms of this agreement as tenant in place of the Tenant. 16.2 In consideration of the Landlord having entered into this agreement at the request of the Guarantor, the Guarantor agrees with the Landlord as a separate and independent primary obligation to indemnify the Landlord against any failure by the Tenant to observe or perform any of the Tenant's obligations in this agreement. 16.3 The liability of the Guarantor shall not be affected by: (a) any time or indulgence granted by the Landlord to the Tenant; (b) any delay or forbearance by the Landlord in enforcing the payment of any sums or the observance or performance of any of the Tenant's obligations in this agreement or in making any demand in respect of any of them; (c) the Landlord exercising any right or remedy against the Tenant for any failure to pay any sums due under this agreement or to observe or perform the Tenant's obligations in this agreement; (d) a release or compromise of the liability of any one of the persons who is the Guarantor, or the grant of any time or concession to any one of them; (e) any legal limitation or disability on the Tenant or any invalidity or irregularity of any of the Tenant’s obligations under this agreement or any unenforceability of any of them against the Tenant; (f) the Tenant being dissolved, or being struck off the register of companies or otherwise ceasing to exist, or, if the Tenant is an individual, by the Tenant dying or becoming incapable of managing its affairs; or (g) any other act or omission except an express written release by deed of the Guarantor by the Landlord. 16.4 The total liability of the Guarantor under the provisions of this Agreement and under the provisions of the Lease (and also under the provisions of the Licence to Carry Out

SP/004/006 Engrossment: 13 January 2015 17 Works) shall not in the aggregate exceed the sum of $5,000,000 (FIVE MILLION UNITED STATES OF AMERICA DOLLARS). 17. TERMINATION ON INSOLVENCY OR MATERIAL NON-COMPLIANCE 17.1 An Event of Default is any of the following: (a) the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or Guarantor; (b) the making of an application for an administration order or the making of an administration order in relation to the Tenant or Guarantor; (c) the giving of any notice of intention to appoint an administrator, or the filing at court of the prescribed documents in connection with the appointment of an administrator, or the appointment of an administrator, in any case in relation to the Tenant or the Guarantor; (d) the appointment of a receiver or manager or an administrative receiver in relation to any property or income of the Tenant or Guarantor; (e) the commencement of a voluntary winding-up in respect of the Tenant or Guarantor, except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies; (f) the making of a petition for a winding-up order or a winding-up order in respect of the Tenant or Guarantor; (g) the striking-off of the Tenant or Guarantor from the Register of Companies or the making of an application for the Tenant or the Guarantor to be struck- off; (h) the Tenant or Guarantor otherwise ceasing to exist; or (i) the presentation of a petition for a bankruptcy order or the making of a bankruptcy order against the Guarantor. An Event of Default includes any analogous proceedings or events that may be taken pursuant to the legislation of another jurisdiction in relation to a tenant or guarantor incorporated or domiciled in such relevant jurisdiction. 17.2 If an Event of Default occurs, the Landlord may, at any time prior to grant of the Lease, determine this agreement by giving written notice to the Tenant. 17.3 If at any time there is any material non-compliance by the Tenant or the Guarantor with any of its obligations under this agreement and such default is either:

SP/004/006 Engrossment: 13 January 2015 18 (a) not capable of being remedied; or (b) is capable of remedy but the has not been remedied within five working days (or such longer period as may be reasonable in the circumstances) after service on the Tenant by the Landlord of a notice specifying the default; the Landlord may, at any time prior to grant of the Lease, determine this agreement by giving written notice to the Tenant. 18. CONSEQUENCES OF TERMINATION If the Landlord gives notice to terminate under clause 17.2 or clause 17.3: (a) subject to clause 18(b), this agreement shall be terminated with immediate effect from the date of the Landlord's notice and none of the parties shall have any further rights or obligations under this agreement save for: (i) the rights of any party in respect of any earlier breach of this agreement; and (ii) the obligations in the clauses referred to in clause 18(b); (b) clauses 12.11, 16 and 18 shall continue in force notwithstanding the termination of this agreement under clause 18(a); (c) the Tenant shall immediately cancel all entries relating to this agreement registered against the Landlord's title; and (d) the Tenant shall immediately: (i) vacate the Property; (ii) remove all of the Tenant's chattels from the Property; (iii) (to the extent required by the Landlord) remove the Tenant's Works or any other fixtures constructed by or for the Tenant; (iv) make good all damage caused by the Tenant as a result of such removal. 19. COMPLETION OF GRANT OF THE LEASE 19.1 Completion of the grant of the Lease shall take place on the Lease Completion Date. 19.2 On completion, the Tenant shall pay to the Landlord all sums due under the Lease. 19.3 On completion the Landlord shall subject to prior provision by the Tenant of an invoice pay to the Tenant the Landlord’s Contribution PROVIDED THAT

SP/004/006 Engrossment: 13 January 2015 19 notwithstanding the provisions of clause 20.2, the Works Documents or any other provision of this agreement, the Landlord shall not be obliged to pay any VAT on the Landlord’s Contribution unless prior to completion the Tenant provides the Landlord with a valid VAT invoice in respect of the Landlord’s Contribution. 19.4 If completion is delayed due to the Tenant's default or the Tenant fails to pay any sum due under this agreement in full on completion, the Tenant shall pay interest in addition to damages for losses incurred by the Landlord as a result of the delayed completion. The interest shall be payable at the Contract Rate on any unpaid amount for the period from the Lease Completion Date to the date of actual payment. 19.5 On completion if the Landlord hands over to the Tenant forms EX1 and EX1A together with an edited certified copy of the Lease then the Tenant undertakes to forward these documents to Land Registry simultaneously with the Tenant's own application for registration and not to permit the Land Registry to make the unedited copy of the Lease publically available. 19.6 Condition 8.7 is amended to read: "The Tenant is to pay the money due on completion to the Landlord's Conveyancer by a method that gives immediately available funds". 19.7 Condition 9.3 does not apply to this agreement. 20. VAT 20.1 Each amount stated to be payable under or pursuant to this agreement is exclusive of VAT (if any). 20.2 If any VAT is chargeable on any supply made by one party to the other party under or pursuant to this agreement, the paying party shall pay to the other party an amount equal to that VAT. 20.3 Condition 1.4 does not apply to this agreement. 21. ENTIRE AGREEMENT 21.1 This agreement and the documents annexed to it constitute the whole agreement between the parties and supersede any previous arrangement, understanding or agreement between them relating to the subject matter of this agreement.

SP/004/006 Engrossment: 13 January 2015 20 21.2 The Tenant acknowledges that: (a) in entering into this agreement, the Tenant has not relied on and shall have no right or remedy in respect of, any statement, representation, assurance or warranty (whether made negligently or innocently) other than: (i) as expressly set out in this agreement or the documents annexed to it; or (ii) in any written replies which the Landlord's Conveyancer has given to any written enquiries raised by the Tenant's Conveyancer before the date of this agreement. (b) no representation or warranty is given or is to be implied by: (i) the Landlord entering into this agreement; or (ii) any step taken by or on behalf of the Landlord in connection with this agreement as to the suitability of the Property or the estate of which it forms part for the Tenant's Works; (c) nothing in this clause 21.2 shall limit or exclude any liability for fraud. 21.3 Condition 9.1.1 is varied to read "If any plan or statement in the agreement or in written replies which the Landlord's Conveyancer has given to any written enquiries raised by the Tenant's Conveyancer before the date of this agreement is or was misleading or inaccurate due to any error or omission, the remedies available are as follows." 22. JOINT AND SEVERAL LIABILITY 22.1 Where the Tenant comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of the Tenant arising under this agreement. The Landlord may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them. 22.2 Where the Guarantor comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of the Guarantor arising under this agreement. The Landlord may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them. 22.3 Condition 1.2 does not apply to this agreement.

SP/004/006 Engrossment: 13 January 2015 21 23. NOTICES 23.1 Any notice or other communication required to be given under this agreement shall be in writing and shall be delivered personally, or sent by pre-paid first class post or recorded delivery or by air mail or by commercial courier, to each party required to receive the notice or communication as set out below: (a) Landlord: The Directors, One Omega Drive, River Bend Technology Centre, Northbank, Irlam, Manchester M44 5BD with a fax copy to Company Secretary of Spectris plc (01784 470848) and a further copy to the Landlord’s Conveyancer (b) Tenant: Paul O’Hanlon at MTS Medication Technologies Limited, Clearwater House, Unit 6B Millenium Way, Leeds LS11 5AL Fax: 0113 202 5333 (with a copy to the Tenant’s Conveyancer) (c) Guarantor: General Counsel at Omnicell, Inc., 590 E.Middlefield Road, Mountain View, CA 94043-4008 Fax: 650-251-6266 (with a copy to the Guarantor’s Lawyer) or as otherwise specified by the relevant party by notice in writing to each other party. 23.2 Any notice or other communication shall be deemed to have been duly received: (a) if delivered personally, when left at the address and for the contact referred to in this clause; or (b) if sent by pre-paid first class post or recorded delivery in the United Kingdom, at 9.00 am on the second working day after posting; (c) if delivered by air mail to an address outside of the United Kingdom, at 9.00 am (in the place of receipt) on the seventh working day after posting; or (d) if delivered by commercial courier, on the date and at the time that the courier's delivery receipt is signed. 23.3 A notice or other communication required to be given under this agreement shall not be validly given if sent by e-mail. 23.4 The provisions of this clause shall not apply to the service of any proceedings or other documents in any legal action. 23.5 Condition 1.3 does not apply to this agreement.

SP/004/006 Engrossment: 13 January 2015 22 24. THIRD PARTY RIGHTS A person who is not a party to this agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement. 25. GOVERNING LAW This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales. 26. JURISDICTION Each party irrevocably agrees that the courts of England and Wales shall have non- exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims). This agreement has been entered into on the date stated at the beginning of it.

SP/004/006 Engrossment: 13 January 2015 24 Annex A. Works Documents in agreed form

Building Two Irlam 1

Item	Description	Colliers 04/12/2014	MMcA 23/12/2014 & 2/1/14	Colliers 30/12/2014 and 05/01/15 and 13/01/15
1	The Landlord has agreed to undertake the following works (reference Nigel Nixon email dated 28 November 2014)			
1.1	Strip out remaining tenant fixtures and fittings including carpets and floor coverings.	LW	Agreed	Agreed
1.2	Carry out repairs to suspended ceilings, including removing soiled and water damaged tiles as necessary and replace with new.	LW	Agreed	Agreed
1.3	Prepare and paint all offices and reception area with emulsion paint.	LW	Agreed	Agreed. Works now by Tenant subject to sum of £20,340 plus VAT being paid by Landlord to Tenant.
1.4	Prepare and paint all previously glossed surfaces within the offices.	LW	Agreed	Agreed. Works now by Tenant subject to sum of £10,800 plus VAT being paid by Landlord to Tenant.
1.5	Supply and lay new carpets and floorcoverings throughout the ground and first floor offices (excluding ceramic tile finishes).	LW	Agreed	Agreed. Works now by Tenant subject to sum of £27,400 plus VAT being paid by Landlord to Tenant.
1.6	Deep clean kitchen, toilets and all circulation areas, including glazing	LW	Agreed	Agreed
1.7	Clean all elevations, including glazed curtain walling	LW	Agreed	Agreed
1.8	Clean gutters	LW	Agreed	Agreed
1.9	Remove lab extract equipment and gantry and make good roof	LW	Agreed	Agreed
1.1	Clean Brickwork to service yard / ramp walls	LW	Agreed	Agreed
1.11	Make Good Cracks in warehouse blockwork	LW	Agreed	Agreed
1.12	Make good racking bolt locations with epoxy mortar	LW	Agreed	Agreed
1.13	Clean down warehouse floor	LW	Agreed	Agreed
1.14	Clean warehouse steel	LW	Agreed	Agreed
1.15	Replacement of external pane of curtain wall triple glazed units except those glazing units to the ground floor ceiling void zone and the first floor ceiling void zone which are to be cleaned and polished externally to match in with the new replacement glass. New installation is to be covered by a 10 year warranty procured by the Landlord in favour of the Tenant.	LW	Agreed	Agreed

Schedule of Works by Landlord FINAL AGREED glazing updated 13.01.15

Building Two Irlam 2

Item	Description	Colliers 04/12/2014	MMcA 23/12/2014 & 2/1/14	Colliers 30/12/2014 and 05/01/15 and 13/01/15
2	The property was inspected by Colliers International and Engineering Systems Design on 02 December 2014 and the following further Landlord works identified. Where works are not considered necessary, the disrepair is to be identified in a Schedule of Condition to be appended to the Lease.			
2.1	Warehouse Roof			
2.1.1	Clean all roof sheets and associated eaves and verge flashings	LW	Verges, eaves and visible cappings cleaned (1.7) OK	Agreed subject to SOC for roof sheets
2.1.2	Clean all rooflights	LW	Not to be done, SOC if necessary OK	SOC is necessary
2.1.3	Provide test certificate for latchway mansafe installation	LW	Not available We will test for operability	LW therefore required to test and certify. Agreed subject to LW put into operation if found not operable.
2.1.4	Replace 1nr storm damaged eaves flashing (LHS)	LW	Query location, review on site, SOC if necessary OK	LW - agree to identify on site
2.1.5	Isolated impact damage to roof sheets (maintenance foot traffic) around roof access hatch and smoke vents	SOC	Agreed SOC	Agreed
2.2	Office Flat Roof			
2.2.1	Widespread cracking and isolated blisters in asphalt covering and evidence of internal roof leaks. Put roof in repair via application of Sika Plastics Decaflex 10 polyurethane membrane (or equal approved). Include 10 year insurance backed guarantee for materials and workmanship.	LW	Agree to undertake patch repairs.	Agreed
2.2.2	Clean all parapet flashings	LW	Visible cappings cleaned (1.7) OK	Agreed subject to non-visible being SOC
2.2.3	Replace corroded fixings to flashings	LW	SOC	Agreed
2.2.4	Replace corroded external light fittings brackets	LW	SOC	Agreed
2.2.5	Paint corroding electrical conduit serving external light fittings	LW	SOC	Agreed
2.3	Warehouse Elevations			
2.3.1	Isolated minor impact damage to cladding sheets generally (dents, scratches and scoring)	SOC	Agreed SOC	Agreed
2.3.2	Isolated displaced flat panel cladding trims (at junction with profiled cladding sections)	SOC	Agreed SOC	Agreed
2.3.3	Prepare and paint all fire exit and personnel doors and frames	LW	Agree to undertake decoration works.	Agreed

Schedule of Works by Landlord FINAL AGREED glazing updated 13.01.15

Building Two Irlam 3

Item	Description	Colliers 04/12/2014	MMcA 23/12/2014 & 2/1/14	Colliers 30/12/2014 and 05/01/15 and 13/01/15
2.3.4	Prepare and paint all tubular steel handrails to dock walls and pedestrian ramps / fire exits.	LW	Agree to undertake decoration works.	Agreed
2.3.5	Reinstate loose brickwork to fire escape steps (RHS)	LW	SOC	Agreed
2.3.6	Replace corroded external light fitting brackets	LW	SOC	Agreed
2.3.7	Replace missing flat panel cladding trim adjacent loading door 6	LW	SOC	Agreed
2.3.8	Replace impact damaged door reveal flashings at loading door 6	LW	SOC	Agreed
2.3.9	Replace impact damaged door reveal flashing at loading door 5	LW	SOC	Agreed
2.3.10	Replace impact damaged dock shelters to loadings doors 5, 4, 3 and 2	LW	SOC	Agreed
2.3.11	Refix loose dock shelter side flaps to loading door 1	LW	SOC	Agreed
2.3.12	Prepare and paint all corroding steelwork to dock levellers	LW	Agree to undertake decoration works.	Agreed
2.3.13	Overhaul dock levelling equipment and provide certificate of operation	LW	Agree to test operation at lease inception and repair where not working. We both witness, no need for certifying?	Agreed subject to LL providing current certificate of operation. Agreed
2.3.14	Overhaul loading doors and provided certificate of operation	LW	Agree to test operation at lease inception and repair where not working. As above	Agreed subject to LL providing current certificate of operation. Agreed
2.3.15	Refix detached external thermostat outside boiler room (RHS)	LW	Agreed.	Agreed
2.3.16	Replace 1nr missing glazing gasket to high level glazing (LHS)	LW	SOC	SOC
2.3.17	Prepare and redecorate timber louver doors to detached flammable liquid store building	LW	Agree to undertake decoration works.	Agreed
2.3.18	Reseal openings for warehouse heating ducts at rear elevation (water ingress evident on internal face of cladding)	LW	To be reviewed on site. OK	Agreed subject to LW being required if found to be defective following joint inspection by Landlord and Tenant representatives
2.4	Office Elevations			
2.4.1	Scratches and minor impact damage to outer and inner main entrance doors	SOC	Agreed SOC	Agreed

Schedule of Works by Landlord FINAL AGREED glazing updated 13.01.15

Building Two Irlam 4

Item	Description	Colliers 04/12/2014	MMcA 23/12/2014 & 2/1/14	Colliers 30/12/2014 and 05/01/15 and 13/01/15
2.4.2	Main entrance doors are binding on threshold plate. Overhaul hinges and adjust door to leave fully operational	LW	Doors are operational but will review on site. Will review.	Doors are binding and overhaul is required. LW following review capped cost of £300
2.4.3	Repoint open joints to brick plinth	LW	SOC	Agreed
2.4.4	Replace corroded plinth flashing over brick plinth header course at main entrance doors	LW	SOC	Agreed
2.5	External Areas			
2.5.1	Clean external paving to all footpaths and around office entrance including removing vegetation to joints and jet washing paving to remove atmospheric soiling and organic growth	LW	Sweep clean only at end of works, weeding etc can be picked up by grounds maintenance.	Agreed
2.5.2	Replace cracked and displaced feature paving tiles adjacent office main entrance	LW	SOC Will review on site	LW. LW following review capped at £150
2.5.3	Lift, prepare sub-base and relay to level isolated areas of sunken / uneven paving to footpaths	LW	SOC	Agreed
2.5.4	Replace cracked brickwork and associated joints to service yard ramp wall	LW	SOC Will review on site	LW. LW following review capped at £150
2.5.5	Concrete repairs to cracked and spalling concrete threshold at loading door 1	LW	SOC Will review on site	LW. LW following review capped at £150
2.5.6	Epoxy repairs to cracked edges of concrete slabs to service yard and service yard access road	LW	SOC	Agreed
2.5.7	Minor silting to service yard access road consistent with localised inadequate fall for surface water drainage	SOC	Agreed SOC	Agreed
2.5.8	Minor cracking to concrete slabs to service yard	SOC	Agreed SOC	Agreed
2.5.9	Isolated damaged concrete kerbs to service yard	SOC	Agreed SOC	Agreed
2.5.10	Minor damage to concrete drainage channel to service yard	SOC	Agreed SOC	Agreed
2.5.11	Overgrown vegetation to service yard concrete kerbs generally	SOC	Agreed SOC	Agreed
2.5.12	Reapply thermoplastic white lining to car park	LW	SOC	Agreed
2.5.13	Reseat 1nr flagpole (misaligned / potentially insecure)	LW	SOC	Agreed
2.6	Warehouse Internal			

Schedule of Works by Landlord FINAL AGREED glazing updated 13.01.15

Building Two Irlam 5

Item	Description	Colliers 04/12/2014	MMcA 23/12/2014 & 2/1/14	Colliers 30/12/2014 and 05/01/15 and 13/01/15
2.6.1	Epoxy repairs to warehouse floor slab where damaged (broken arises at day joints and main slab joints)	LW	To be reviewed on site, with largest instances being done when bolt holes done. OK	Agreed for largest instances subject to any smaller instances being recorded in SOC
2.6.2	Reapplication of mastic sealant to main slab joints	LW	SOC	Agreed
2.6.3	Isolated cracks around portal frame bases	SOC	SOC	Agreed
2.6.4	Minor impact damage to internal face of loading doors	SOC	SOC	Agreed
2.6.5	Epoxy crack repairs to mezzanine concrete floor slabs	LW	SOC	Agreed
2.6.6	Clean mezzanine concrete floor slabs	LW	Included in 1.13	Agreed
2.6.7	Chipped nosing to concrete stairs to mezzanine storage areas	SOC	SOC	Agreed
2.6.8	Repaint previously painted concrete steps and risers leading to mezzanine storage areas	LW	SOC	Agreed
2.6.9	Repaint steel handrails and associated balustrade to mezzanine stairs and edge protection	LW	Not in need of decoration, clean only.	Agreed
2.6.10	Repairs to cracked blockwork to include main warehouse and ancillary areas off main warehouse	LW	Included in 1.11	Agreed
2.6.11	Make good cracked ceramic tile joints over cracked blockwork to warehouse male WC (RHS)	LW	Included in 1.11	Agreed
2.6.12	Prepare and repaint previously painted walls and internal joinery to warehouse and warehouse ancillary accommodation including all toilet accommodation (excluding internal walls to plant rooms)	LW	Agreed to walls made good. Agree to undertake decoration works but see e-mail on additional costs being incurred.	LW - Tenant will have express obligation to redecorate in final year of term therefore LW to handover decorated
2.6.13	Renew vinyl floor coverings to all warehouse male, female and disabled toilets	LW	SOC	Agreed
2.6.14	Deep clean all warehouse male, female and disabled toilets including all associated fixtures and fittings.	LW	Agreed	Agreed
2.6.15	Replace soiled and impact damaged suspended ceiling tiles to warehouse ancillary accommodation including offices, toilets and stores where suspended ceilings are installed	LW	To be reviewed on site, with worst cases being undertaken. Previous comment stands	LW. LW following review capped at £600
2.6.16	Reinstate displaced insulation over ceiling to canteen	LW	SOC	Agreed
2.7	Office Internal			

Schedule of Works by Landlord FINAL AGREED glazing updated 13.01.15

Building Two Irlam 6

Item	Description	Colliers 04/12/2014	MMcA 23/12/2014 & 2/1/14	Colliers 30/12/2014 and 05/01/15 and 13/01/15
2.7.1	Reinstate lab space back to open plan office space in CAT A specification to match adjacent areas including suspended ceilings, lighting, raised access floor, floor and wall finishes.	LW	Works being undertaken ceilings, lighting, floor and wall finishes. No raised access floor as remainder of the offices.	Agreed
2.7.2	Refix loose internal wind bracing to curtain walling at first floor level (loose bolts)	LW	SOC	Agreed
2.7.3	Refix loose floor boxes (frame to raised access floor tile and lid to frame)	LW	Will be done as part of carpeting works.	Agreed
2.7.4	Make good holes / scoring and scratches in office area internal doors prior to re-varnishing	LW	To be reviewed on site. No further comment	LW. LW following review capped at £150
2.7.5	Replace 1nr internal door to warehouse office accessed off reception (holed and impact damaged)	LW	To be reviewed on site. No further comment	LW. LW following review capped at £350
2.7.6	Provide full set of labelled keys for all internal and external doors (replace locks where keys missing to matching lock suite)	LW	Keys to be handed over on PC of the works.	Agreed
2.7.7	Deep clean lift doors and landing architraves etc. including lift car	LW	Building will be cleaned at PC of the works.	Agreed
2.7.8	Replace carpet tile floor covering to lift car	LW	Will be done as part of carpeting works.	Agreed
2.7.9	Clean down steelwork to office areas including all ledges visible from first floor mezzanine	LW	Building will be cleaned at PC of the works.	Agreed
2.7.10	Redecorate circular steel columns to main reception area (impact damaged at low level requiring full redecoration to avoid mismatching)	LW	Included in 1.4	Agreed
2.7.11	Replace water damaged sections of timber skirting to main reception, conference room and entrance lobby to lab space (warped from pipework leaks from vending machines or sinks)	LW	To be reviewed on site. No further comment	LW. LW following review capped at £150
2.7.12	Deep clean internal service trench to base of all curtain glazing including base of trench and all aluminium framing and cover grating.	LW	Included in 1.6	Agreed
2.7.13	Deep clean aluminium staircase including steps and profiled nosing	LW	Included in 1.6	Agreed
2.7.14	Replace 1nr broken ceramic floor tile at main entrance doors	LW	SOC	Agreed
2.7.15	Refix broken bottom rail / weather bar to inner entrance doors	LW	Agree to undertake works.	Agreed

Schedule of Works by Landlord FINAL AGREED glazing updated 13.01.15

Building Two Irlam 7

Item	Description	Colliers 04/12/2014	MMcA 23/12/2014 & 2/1/14	Colliers 30/12/2014 and 05/01/15 and 13/01/15
2.7.16	Deep clean laminate faced wall panels to entrance lobby	LW	Included in 1.6	Agreed
2.7.17	Replace missing door handle escutcheon plate to disable toilet door	LW	Agree to undertake works.	Agreed
2.7.18	Internal decoration to include previously painted metal skirting level radiators	LW	Included in 1.6	Agreed
2.8	Mechanical and Electrical Services (schedule prepared by Engineering Services Design Ltd)			
2.8.1	Re-lamping / Replacement of the faulty lights in the warehouse	LW	To be reviewed on site. No further comment	LW. LW following review to replace where faulty.
2.8.2	Dock Leveller No. 6 inspection lamp needs replacing	LW	To be reviewed on site. No further comment	LW. LW following review to replace where faulty.
2.8.3	A number of emergency lights are not working and need replacing	LW	To be reviewed on site. No further comment	LW. LW following review to replace where faulty.
2.8.4	The VRV/DX installation was switched on during inspection and a number of units failed to energise with the power on. Service / repair installation and provide certificate of operation.	LW	Agree to test operation at lease inception and repair where not working. Those repaired will be certified.	Agreed subject to also providing certificate of operation on completion of test and repairs
2.8.5	A number of lights throughout the office area are not working and need attention.	LW	To be reviewed on site.	LW. LW following review to replace where faulty.
2.9	Mechanical and Electrical Documentation Required			
2.9.1	The following documentation is required to verify the safety, statutory compliance and / or operating condition of the installed M&E services. It should be noted that on receipt and review of the documentation provided that this Schedule of Works will be updated to identify further works required by the Landlord. 1. Test certification for the sprinkler system 2. Service information for the sprinkler installation 3. Electrical test certificates 4. Fire Alarm Test Certificate 5. Fire Alarm Service Report 6. Emergency Lighting Test Certificate/Annual service report. 7. Lightning Protection Test Certificate		These have been provided. Certification at 2013 is acceptable (electrical periodic is every 5 years) wholesale re-certification is not required but we are willing to undertake a test demonstration and rectify any problems	A set of expired (2013) and incomplete documents has been provided. Current documentation is required for all items below. Agreed

Schedule of Works by Landlord FINAL AGREED glazing updated 13.01.15

Building Two Irlam 8

Item	Description	Colliers 04/12/2014	MMcA 23/12/2014 & 2/1/14	Colliers 30/12/2014 and 05/01/15 and 13/01/15
	8. Gas Test Certificate 9. EPC 10. F Gas Register 11. TM44 - Inspections of Air Conditioning Report Information is required 12. LPHW water test results/dosing level 13. L8 log book 14. Commissioning results from the warehouse heating/ventilation system 15. Commissioning information of the invertor pump on the heating VT circuit 16. Commissioning report for the comms room gas suppression system 17. Service report for the LPHW heating system 18. Service report for the gas fired warehouse heater 19. Service report of the VRV/DX systems 20. Dock Levellers service reports are required 21. Ventilation flow rate commissioning reports are required 22. The data cabling test results are required 23. Service report for the lift is required 24. Service report for the CCTV system is required			Received

Schedule of Works by Landlord FINAL AGREED glazing updated 13.01.15

SP/004/006 Engrossment: 13 January 2015 25 Annex B. Agreed form of Lease

SP/004/006 Fourth Draft: 12 January 2015 DATED 2015 ------------ LEASE relating to TWO OMEGA DRIVE, RIVER BEND TECHNOLOGY CENTRE, IRLAM between OMEGA TECHNOLOGIES LIMITED and MTS MEDICATION TECHNOLOGIES LIMITED and OMNICELL, INC.

SP/004/006 Fourth Draft: 12 January 2015 CONTENTS CLAUSE 1. Interpretation ................................................................................................................. 4 2. Grant ............................................................................................................................ 10 3. Ancillary rights ............................................................................................................ 11 4. Rights excepted and reserved ...................................................................................... 12 5. Third Party Rights ....................................................................................................... 14 6. The Annual Rent ......................................................................................................... 15 7. Review of the Annual Rent - Indexation ..................................................................... 15 8. Services and Service Charge ....................................................................................... 18 9. Insurance ..................................................................................................................... 22 10. Rates and taxes ............................................................................................................ 25 11. Utilities ........................................................................................................................ 25 12. Common items ............................................................................................................ 26 13. VAT ............................................................................................................................. 26 14. Default interest and interest ......................................................................................... 26 15. Costs ............................................................................................................................ 27 16. Compensation on vacating .......................................................................................... 27 17. Set-off .......................................................................................................................... 27 18. Registration of this lease ............................................................................................. 28 19. Assignments ................................................................................................................ 28 20. Underlettings ............................................................................................................... 29 21. Sharing occupation ...................................................................................................... 31 22. Charging ...................................................................................................................... 31 23. Prohibition of other dealings ....................................................................................... 31 24. Registration and notification of dealings and occupation ............................................ 31 25. Closure of the registered title of this lease................................................................... 32 26. Repairs ......................................................................................................................... 32 27. Decoration ................................................................................................................... 33 28. Alterations ................................................................................................................... 34 29. Signs ............................................................................................................................ 34 30. Returning the Property to the Landlord ....................................................................... 35 31. Use ............................................................................................................................... 35 32. Management of the Estate ........................................................................................... 37 33. Compliance with laws ................................................................................................. 37 34. Energy performance certificates .................................................................................. 38 35. Agreement on environmental liabilities ...................................................................... 39 36. Encroachments, obstructions and acquisition of rights ............................................... 39 37. Breach of repair and maintenance obligations ............................................................. 40 38. Indemnity .................................................................................................................... 40 39. Landlord’s covenant for quiet enjoyment .................................................................... 41 40. Guarantee and indemnity ............................................................................................. 41

SP/004/006 Fourth Draft: 12 January 2015 41. Tenant's break clause ................................................................................................... 41 42. Re-entry and forfeiture ................................................................................................ 43 43. Joint and several liability ............................................................................................. 43 44. No waiver .................................................................................................................... 44 45. Entire agreement .......................................................................................................... 44 46. Notices, consents and approvals .................................................................................. 45 47. Governing law ............................................................................................................. 46 48. Jurisdiction .................................................................................................................. 46 49. Contracts (Rights of Third Parties) Act 1999 .............................................................. 46 SCHEDULE SCHEDULE GUARANTEE AND INDEMNITY ............................................................................... 48 1. Guarantee and indemnity ............................................................................................. 48 2. Guarantor's liability ..................................................................................................... 48 3. Variations and supplemental documents ..................................................................... 50 4. Guarantor to take a new lease or make payment ......................................................... 50 5. Rent at the date of forfeiture or disclaimer .................................................................. 51 6. Payments in gross and restrictions on the Guarantor ................................................... 51 7. Other securities ............................................................................................................ 52

SP/004/006 Fourth Draft: 12 January 2015 1 LAND REGISTRY PRESCRIBED CLAUSES LR1. Date of lease [ ] 2015 LR2. Title number(s) LR2.1 Landlord’s title number(s) GM756553 LR2.2 Other title numbers None LR3. Parties to this lease Landlord OMEGA TECHNOLOGIES LIMITED whose registered office is at One Omega Drive, River Bend Technology Centre, Northbank, Irlam, Manchester M44 5BD (company registration number 02775272) Tenant MTS MEDICATION TECHNOLOGIES LIMITED whose registered office is at Unit 6B, Millennium Way, Leeds LS11 5AL (company registration number 04562981) Other parties Guarantor OMNICELL, INC. of 590 East Middlefield Road, Mountain View, CA 94043 United States of America (incorporated in the State of Delaware, USA – Delaware file number: 3213344). LR4. Property In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail. See the definition of "Property" in clause 1.1 of this lease. LR5. Prescribed statements etc.

SP/004/006 Fourth Draft: 12 January 2015 2 LR5.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003. None. LR5.2 This lease is made under, or by reference to, provisions of: None. LR6. Term for which the Property is leased The term as specified in this lease at clause 1.1 in the definition of "Contractual Term". LR7. Premium None. LR8. Prohibitions or restrictions on disposing of this lease This lease contains a provision that prohibits or restricts dispositions. LR9. Rights of acquisition etc. LR9.1 Tenant's contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land None. LR9.2 Tenant's covenant to (or offer to) surrender this lease None. LR9.3 Landlord's contractual rights to acquire this lease None. LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property None. LR11. Easements LR11.1 Easements granted by this lease for the benefit of the Property The easements as specified in clause 3 of this lease. LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

SP/004/006 Fourth Draft: 12 January 2015 3 The easements as specified in clause 4 of this lease. LR12. Estate rentcharge burdening the Property None. LR13. Application for standard form of restriction None. LR14. Declaration of trust where there is more than one person comprising the Tenant

SP/004/006 Fourth Draft: 12 January 2015 4 THIS LEASE is dated [DATE] PARTIES (1) OMEGA TECHNOLOGIES LIMITED whose registered office is at One Omega Drive, River Bend Technology Centre, Northbank, Irlam, Manchester M44 5BD (company registration number 02775272) (the “Landlord”). (2) MTS MEDICATION TECHNOLOGIES LIMITED whose registered office is at Unit 6B, Millennium Way, Leeds LS11 5AL (company registration number 04562981) (the “Tenant”). (3) OMNICELL, INC. of 590 East Middlefield Road, Mountain View CA94043 United States of America (incorporated in the State of Delaware, USA – Delaware file number: 3213344) (the “Guarantor”). AGREED TERMS 1. INTERPRETATION The following definitions and rules of interpretation apply in this lease. 1.1 Definitions: Act of Insolvency: (a) the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or any guarantor; (b) the making of an application for an administration order or the making of an administration order in relation to the Tenant or any guarantor; (c) the giving of any notice of intention to appoint an administrator, or the filing at court of the prescribed documents in connection with the appointment of an administrator, or the appointment of an administrator, in any case in relation to the Tenant or any guarantor; (d) the appointment of a receiver or manager or an administrative receiver in relation to any property or income of the Tenant or any guarantor; (e) the commencement of a voluntary winding-up in respect of the Tenant or any guarantor, except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies;

SP/004/006 Fourth Draft: 12 January 2015 5 (f) the making of a petition for a winding-up order or a winding-up order in respect of the Tenant or any guarantor; (g) the striking-off of the Tenant or any guarantor from the Register of Companies or the making of an application for the Tenant or any guarantor to be struck-off; (h) the Tenant or any guarantor otherwise ceasing to exist (but excluding where the Tenant or any guarantor dies); or (i) the presentation of a petition for a bankruptcy order or the making of a bankruptcy order against the Tenant or any guarantor. The paragraphs above shall apply in relation to a partnership or limited partnership (as defined in the Partnership Act 1890 and the Limited Partnerships Act 1907 respectively) subject to the modifications referred to in the Insolvent Partnerships Order 1994 (SI 1994/2421) (as amended), and a limited liability partnership (as defined in the Limited Liability Partnerships Act 2000) subject to the modifications referred to in the Limited Liability Partnerships Regulations 2001 (SI 2001/1090) (as amended). Act of Insolvency includes any analogous proceedings or events that may be taken pursuant to the legislation of another jurisdiction in relation to a tenant or guarantor incorporated or domiciled in such relevant jurisdiction. Agreement for Lease: the Agreement for Lease dated [ ] 2015 made between the parties. Annual Rent: rent at an initial rate of £326,200 (THREE HUNDRED AND TWENTY SIX THOUSAND AND TWO HUNDRED POUNDS) per annum and then as revised pursuant to this lease. CDM Regulations: the Construction (Design and Management) Regulations 2007 (SI 2007/320). Common Parts: the roads, paths, loading and bin areas, Service Media and other parts of the Estate other than the Property and the Lettable Units. Contaminated Land Regime: the contaminated land regime under Part 2A of the Environmental Protection Act 1990 (as amended from time to time) and any statutory instrument, circular or guidance issued under it. Contractual Term: a term of ten years beginning on, and including [the date of this lease].1 Default Interest Rate: 4% per annum above the Interest Rate. 1 Plainlaw: if Tenant takes occupation prior to grant of the lease the term commencement date will be the date of occupation

SP/004/006 Fourth Draft: 12 January 2015 6 Energy Assessor: an individual who is a member of an accreditation scheme approved by the Secretary of State in accordance with regulation 22 of the Energy Performance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118) or regulation 30 of the Building Regulations 2010 (SI 2010/2214). Energy Performance Certificate: a certificate as defined in regulation 2(1) of the Energy Performance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118). Enforcing Authority: the relevant regulator for the Property under the Contaminated Land Regime. Environment: the natural and man-made environment including all or any of the following media, namely air, water and land (including air within buildings and other natural or man-made structures above or below the ground) and any living organisms (including man) or systems supported by those media. Environmental Law: all applicable laws, statutes, secondary legislation, bye-laws, common law, directives, treaties and other measures, judgments and decisions of any court or tribunal, codes of practice and guidance notes (as amended from time to time) in so far as they relate to the protection of the Environment. Estate: each and every part of the adjoining and neighbouring property in which the Landlord has an interest known as the Riverbend Technology Centre, Irlam shown edged in blue on Plan 2 PROVIDED THAT the Landlord may from time to time and at any time acting in its absolute discretion modify the extent by reducing or enlarging the area and/or changing the location of the Estate. Hazardous Substances: any material, substance or organism which, alone or in combination with others, is capable of causing harm to the Environment or which is likely to cause an actionable nuisance. Insurance Rent: the aggregate in each year of the: (a) gross cost of the premium before any discount or commission for the insurance of: (i) the Property, other than any plate glass, for its full reinstatement cost (taking inflation of building costs into account) against loss or damage by or in consequence of the Insured Risks, including costs of demolition, site clearance, site protection and shoring-up, professionals’ and statutory fees and incidental expenses, the cost of any work which may be required under any law and VAT in respect of all those costs, fees and expenses; and (ii) loss of Annual Rent from the Property for three years (including proper allowances for increases in rent pursuant to the provisions for rent review contained in this lease);

SP/004/006 Fourth Draft: 12 January 2015 7 (b) a fair proportion of the gross cost of the premium before any discount or commission for the insurance of: (i) the Common Parts and the Retained Parts for their full reinstatement cost (taking inflation of building costs into account) against loss or damage by or in consequence of the Insured Risks, including costs of demolition, site clearance, site protection and shoring-up, professionals’ and statutory fees and incidental expenses, the cost of any work which may be required under any law and VAT in respect of all those costs, fees and expenses; and (ii) public liability in relation to the Common Parts and the Retained Parts; and (c) a fair and proper proportion of any brokerage fee reasonably incurred by or on behalf of the Landlord payable in connection with the above. (d) any insurance premium tax payable on the above. Insured Risks: means fire, explosion, lightning, earthquake, storm, flood, bursting and overflowing of water tanks, apparatus or pipes, impact by aircraft and articles dropped from them, impact by vehicles, riot, civil commotion and any other risks against which the Landlord decides to insure against from time to time and Insured Risk means any one of the Insured Risks. Interest Rate: the base rate from time to time of Royal Bank of Scotland Plc, or if that base rate stops being used or published then a comparable commercial rate reasonably determined by the Landlord. Lettable Unit: a building and its curtilage on the Estate, other than the Property, that is capable of being let and occupied on terms similar to those of this lease. Licence to Carry Out Works: the Licence to Carry Out Works dated [ ] 2015 made between the parties. LTA 1954: Landlord and Tenant Act 1954. Permitted Use: use as offices and research and development facilities within Use Class B1 of the Town and Country Planning (Use Classes) Order 1987 as at the date this lease is granted and associated therewith warehousing within Class B8 of that schedule and any B2 use permitted by planning permission granted pursuant to an application properly made under clause 33.4 of this lease. Plan 1: the plan attached to this lease marked "Plan 1". Plan 2: the plan attached to this lease marked "Plan 2". Property: The Premises shortly known as Two Omega Drive, River Bend Technology Centre, Northbank Industrial Park, Manchester shown edged red on Plan 1 including all additions alterations and improvements thereto which may be carried out during the Term and including all landlord’s fixtures and fittings from time to

SP/004/006 Fourth Draft: 12 January 2015 8 time in and about the same but excluding any Service Media in, on, under or over that unit (whether in existence at the date of this lease or installed in the future) that are used by any other part of the Estate or by that unit in common with any other part of the Estate. Recommendation Report: a report as defined in regulation 4 of the Energy Performance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118). Rent Commencement Date: [1 October 2015 or alternative date calculated in accordance with the Agreement for Lease] Rent Payment Dates: 1 April, 1 July, 1 October and 1 January. Reservations: all of the rights excepted, reserved and granted to the Landlord by this lease. Retained Parts: those parts of the Estate which are from time to time retained by the Landlord and made available for use for the management, maintenance or security of the Estate (including without prejudice to the generality of the foregoing any accommodation provided by the Landlord for any personnel required to reside in the Estate) but these do not include any areas which the Landlord beneficially occupies in connection with any business which it conducts or which are constructed for or are intended to be let or sold. Review Date: [DATE] [being the fifth anniversary of the start date of the Contractual Term.] Schedule of Condition: the photographic schedule signed by the parties annexed to this lease and marked "Schedule of Condition". Service Charge: a fair and proper proportion of the Service Costs. Service Charge Year: is the annual accounting period relating to the Services and the Service Costs ending on 31 December in each year during the term. Service Costs: the costs listed in clause 8.2. Service Media: all media for the supply or removal of heat, electricity, gas, water, sewage, air-conditioning, energy, telecommunications, data and all other services and utilities and all structures, machinery and equipment ancillary to those media. Services: the services listed in clause 8.1. Third Party Rights: all rights, covenants, matters and restrictions affecting the Estate including the matters contained, mentioned or referred to in registered title number GM756553. VAT: value added tax chargeable under the VATA 1994 and any similar replacement tax and any similar additional tax. VATA 1994: Value Added Tax Act 1994.

SP/004/006 Fourth Draft: 12 January 2015 9 1.2 A reference to this lease, except a reference to the date of this lease or to the grant of this lease, is a reference to this deed and any deed, licence, consent, approval or other instrument supplemental to it. 1.3 A reference to the Landlord includes a reference to the person entitled to the immediate reversion to this lease. A reference to the Tenant includes a reference to its successors in title and assigns. A reference to a guarantor includes a reference to the Guarantor and to any other guarantor of the tenant covenants of this lease including a guarantor who has entered into an authorised guarantee agreement. 1.4 In relation to any payment, a reference to a fair proportion is to a fair proportion of the total amount payable, determined conclusively (except as to questions of law) by the Landlord. 1.5 The expressions landlord covenant and tenant covenant each has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995. 1.6 Unless the context otherwise requires, references to the Common Parts, the Retained Parts, the Estate, a Lettable Unit and the Property are to the whole and any part of them or it. 1.7 The expression neighbouring property does not include the Estate. 1.8 A reference to the term is to the Contractual Term. 1.9 A reference to the end of the term is to the end of the term however it ends. 1.10 References to the consent of the Landlord are to the consent of the Landlord given in accordance with clause 47.5 and references to the approval of the Landlord are to the approval of the Landlord given in accordance with clause 47.6. 1.11 A working day is any day which is not a Saturday, a Sunday, a bank holiday or a public holiday in England. 1.12 A reference to laws in general is a reference to all local, national and directly applicable supra-national laws as amended, extended or re-enacted from time to time and shall include all subordinate laws made from time to time under them and all orders, notices, codes of practice and guidance made under them.

SP/004/006 Fourth Draft: 12 January 2015 10 1.13 Unless otherwise specified, a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time and shall include all subordinate legislation made from time to time under that statute or statutory provision and all orders, notices, codes of practice and guidance made under it. 1.14 Any obligation on the Tenant not to do something includes an obligation not to allow that thing to be done and an obligation to use best endeavours to prevent that thing being done by another person. 1.15 Unless the context otherwise requires, any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms. 1.16 A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality). 1.17 A reference to writing or written includes fax but not e-mail. 1.18 Unless the context otherwise requires, references to clauses and Schedules are to the clauses and Schedules of this lease and references to paragraphs are to paragraphs of the relevant Schedule. 1.19 Clause, Schedule and paragraph headings shall not affect the interpretation of this lease. 1.20 Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders. 1.21 Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular. 2. GRANT 2.1 At the request of the Guarantor, the Landlord lets the Property with full title guarantee to the Tenant for the Contractual Term. 2.2 The grant is made together with the ancillary rights set out in clause 3, excepting and reserving to the Landlord the rights set out in clause 4, and subject to the Third Party Rights.

SP/004/006 Fourth Draft: 12 January 2015 11 2.3 The grant is made with the Tenant paying the following as rent to the Landlord: (a) the Annual Rent and all VAT in respect of it; (b) the Service Charge and all VAT in respect of it; (c) the Insurance Rent; (d) all interest payable under this lease; and (e) all other sums due under this lease. 3. ANCILLARY RIGHTS 3.1 The Landlord grants the Tenant the following rights (the “Rights”): (a) The use of the Common Parts for all proper purposes; (b) The right to the full, free and uninterrupted passage and running of water, soil, gas, telephone,, electricity, telecommunications and all other services and supplies of whatsoever nature through any Service Media on the Estate but outside the Property which are not owned by a utility company and which serve or will come to serve the Property; (c) The right to place and retain a sign (of a size approved by the Landlord such approval not to be unreasonably withheld or delayed) showing the name and/or business and/or usual corporate logo and/or trading name of the Tenant from time to time anywhere on the Property or the Estate in a position approved by the Landlord (such approval not to be unreasonably withheld or delayed) and the right to enter on to the Retained Parts to construct, erect, inspect, repair and maintain the sign; (d) The right to use the part of the Estate shown coloured brown on Plan 1 for the purposes of vehicular and pedestrian access to and egress from the Property. 3.2 The Rights are granted in common with the Landlord and any other person authorised by the Landlord. 3.3 The Rights are granted subject to the Third Party Rights insofar as the Third Party Rights affect the Common Parts and the Tenant shall not do anything that may interfere with any Third Party Right. 3.4 The Tenant shall exercise the Rights only in connection with its use of the Property for the Permitted Use and in accordance with any regulations made by the Landlord as mentioned in clause 32.1.

SP/004/006 Fourth Draft: 12 January 2015 12 3.5 The Tenant shall comply with all laws relating to its use of the Common Parts pursuant to the Rights. 3.6 In relation to the Rights the Landlord may, on 14 days’ prior written notice to the Tenant, change the route of any means of access to or egress from the Property over the Estate and may change the area of the Estate over which any of those Rights are exercised provided that this does not materially adversely interfere with the carrying on of the Tenant’s business at the Property. 3.7 In relation to the Rights the Landlord may from time to time on 14 days’ prior written notice to the Tenant designate within the Estate the areas in respect of which the Tenant may exercise that Right provided that this does not materially adversely interfere with the carrying on of the Tenant’s business at the Property. 3.8 In relation to the Rights mentioned in clause3.1(c), the Landlord may, at its discretion, re-route or replace over the Estate any such Service Media and that Right shall then apply in relation to the Service Media as re-routed or replaced 3.9 In exercising the Rights the Tenant shall cause as little inconvenience and damage to the Common Parts and the other tenants and occupiers of the Estate as is reasonably practicable and shall promptly make good (to the satisfaction of the Landlord) any damage caused to the Common Parts by reason of the Tenant exercising that Right. 3.10 Except as mentioned in this clause 3, neither the grant of this lease nor anything in it confers any right over the Common Parts or any Lettable Unit or any neighbouring property nor is to be taken to show that the Tenant may have any right over the Common Parts or any Lettable Unit or any neighbouring property, and section 62 of the Law of Property Act 1925 does not apply to this lease. 4. RIGHTS EXCEPTED AND RESERVED 4.1 The following rights are excepted and reserved from this lease to the Landlord for the benefit of the Estate and to the extent possible for the benefit of any neighbouring or adjoining property in which the Landlord acquires an interest during the term (the “Reservations”): (a) rights of light, air, support and protection to the extent those rights are capable of being enjoyed at any time during the term; (b) the right to use and to connect into Service Media at, but not forming part of, the Property which are in existence at the date of this lease or which are installed or constructed after the commencement of the Contractual Term;

SP/004/006 Fourth Draft: 12 January 2015 13 the right to install and construct Service Media at the Property to serve any part of the Estate (whether or not such Service Media also serve the Property); and the right to re-route any Service Media mentioned in this clause; (c) at any time during the term, the full and free right to develop any part of the Estate (including the right to erect or consent to any person erecting a new building or to alter or consent to any person altering a new building on the Estate) and any neighbouring or adjoining property in which the Landlord acquires an interest during the term as the Landlord may think fit and notwithstanding that such development, alteration or erection may diminish the access of light and air enjoyed by the Property; (d) the right to erect scaffolding at the Property or on the Estate and attach it to any building on the Property in connection with any of the Reservations; (e) the right to build on or into any boundary wall of the Property in connection with any of the Reservations; (f) the right to re-route any means of access to or egress from the Property to change the areas over which the Rights are exercised on 30 days’ prior written notice to the Tenant provided that this does not materially adversely interfere with the carrying on of the Tenant’s business at the Property; (g) the right to re-route and replace any Service Media over which the Rights are exercised; and (h) the right to the full, free and uninterrupted passage and running of water, soil, gas, telephone,, electricity, telecommunications and all other services and supplies of whatsoever nature through any Service Media which are currently or in the future in on under or over the Property and the right of entry at all reasonable times for the purpose of inspecting, repairing, renewing, re-laying, cleansing, maintaining and connecting up to any such existing or future Service Media; (i) the right to enter and remain on the Property with all necessary tools, appliance and materials for the purpose of repairing, altering or rebuilding the adjoining or neighbouring property of the Landlord; (j) the right to deal with the adjoining or neighbouring property of the Landlord as it may think fit; (k) the right for the Landlord and those authorised by the Landlord to enter the Property on not less than 24 hours’ notice to the Tenant (save in emergency where no such notice shall be required) for the purposes and in the manner mentioned in this Lease

SP/004/006 Fourth Draft: 12 January 2015 14 notwithstanding that the exercise of any of the Reservations or the works carried out pursuant to them result in a reduction in the flow of light or air to the Property or loss of amenity for the Property . 4.2 The Landlord reserves the right to enter the Property: (a) to repair, maintain, install, construct, re-route or replace any Service Media or structure relating to any of the Reservations; and (b) for any other purpose mentioned in or connected with: (i) this lease; (ii) the Reservations; and (iii) the Landlord’s interest in the Property or the Estate. 4.3 The Reservations may be exercised by the Landlord and by anyone else who is or becomes entitled to exercise them, and by anyone authorised by the Landlord. 4.4 The Tenant shall allow all those entitled to exercise any right to enter the Property, to do so with their workers, contractors, agents and professional advisors, and to enter the Property at any reasonable time (whether or not during usual business hours) and, except in the case of an emergency, after having given not less than 24 hours’ notice (which need not be in writing) to the Tenant. 4.5 No party exercising any of the Reservations, nor its workers, contractors, agents and professional advisors, shall be liable to the Tenant or to any undertenant or other occupier of or person at the Property for any loss, damage, injury, nuisance or inconvenience arising by reason of its exercising any of the Reservations except for: (a) physical damage to the Property; or (b) any loss, damage, injury, nuisance or inconvenience in relation to which the law prevents the Landlord from excluding liability. 5. THIRD PARTY RIGHTS 5.1 The Tenant shall comply with all obligations on the Landlord and/or the Tenant relating to the Third Party Rights insofar as those obligations relate to the Property and shall not do anything (even if otherwise permitted by this lease) that may interfere with any Third Party Right. 5.2 The Tenant shall allow the Landlord and any other person authorised by the terms of the Third Party Right to enter the Property in accordance with its terms.

SP/004/006 Fourth Draft: 12 January 2015 15 6. THE ANNUAL RENT 6.1 The Tenant shall pay the Annual Rent and any VAT in respect of it by four equal instalments in advance on or before the Rent Payment Dates. The payments shall be made by banker’s standing order or by any other method that the Landlord requires at any time by giving notice to the Tenant. 6.2 The first instalment of the Annual Rent and any VAT in respect of it shall be made on the Rent Commencement Date and shall be the proportion, calculated on a daily basis, in respect of the period beginning on the Rent Commencement Date until the day before the next Rent Payment Date. 7. REVIEW OF THE ANNUAL RENT - INDEXATION 7.1 In this clause 7 the following capitalised terms shall bear the meanings ascribed to them here: Base RPI Month: the month two months before the month in which this lease is granted. Base Rent: rent of £326,200 (THREE HUNDRED AND TWENTY SIX THOUSAND AND TWO HUNDRED POUNDS) per annum. Interest Rate: the base rate from time to time of Royal Bank of Scotland plc, or if that base rate stops being used or published then at a comparable commercial rate reasonably determined by the Landlord. RPI: the Retail Prices Index or any official index replacing it. 7.2 In this clause, the President is the President for the time being of the Royal Institution of Chartered Surveyors or a person acting on his behalf (the “President”), and the Surveyor is the independent valuer appointed pursuant to clause 7.11 (the “Surveyor”). 7.3 The Annual Rent shall be reviewed on the Review Date to equal the Annual Rent payable immediately before the Review Date (or which would then be payable but for any abatement or suspension of the Annual Rent or restriction on the right to collect it) or, if greater, the indexed rent determined pursuant to this clause. 7.4 The indexed rent for the Review Date shall be determined by multiplying the Base Rent by the All Items index value of the RPI for the month two months before the month in which the Review Date falls, then dividing the product by the All Items index value of the RPI for the Base RPI Month.

SP/004/006 Fourth Draft: 12 January 2015 16 7.5 The Landlord shall calculate the indexed rent as soon as reasonably practicable and shall give the Tenant written notice of the indexed rent as soon as reasonably practicable following such calculation. 7.6 If the revised Annual Rent has not been calculated by the Landlord and notified to the Tenant on or before the Review Date, the Annual Rent payable from the Review Date shall continue at the rate payable immediately before that Review Date. On the date on which the revised Annual Rent is notified by the Landlord to the Tenant, the Tenant shall pay: (a) the shortfall (if any) between the amount that it has paid for the period from the Review Date until the Rent Payment Date following the date of notification of the revised Annual Rent and the amount that would have been payable had the revised Annual Rent been notified on or before that Review Date; and (b) interest at the Interest Rate on that shortfall calculated on a daily basis by reference to the Rent Payment Dates on which parts of the shortfall would have been payable if the revised Annual Rent had been notified on or before that Review Date and the date payment is received by the Landlord. 7.7 Time shall not be of the essence for the purposes of this clause. 7.8 Subject to clause 7.9, if there is any change to the methods used to compile the RPI, including any change to the items from which the All Items index of the RPI is compiled, or if the reference base used to compile the RPI changes, the calculation of the indexed rent shall be made taking into account the effect of this change. 7.9 The Landlord and the Tenant shall endeavour, within a reasonable time, to agree an alternative mechanism for setting the Annual Rent if either: (a) the Landlord or the Tenant reasonably believes that any change referred to in clause 7.8 would fundamentally alter the calculation of the indexed rent in accordance with this clause 7.9, and has given notice to the other party of this belief; or (b) it becomes impossible or impracticable to calculate the indexed rent in accordance with this clause 7.9. This alternative mechanism may (where reasonable) include, or consist of, substituting an alternative index for the RPI. In default of agreement between the Landlord and the Tenant on an alternative mechanism for setting the Annual Rent, the Surveyor shall determine an alternative mechanism.

SP/004/006 Fourth Draft: 12 January 2015 17 7.10 The Surveyor shall determine a question, dispute or disagreement that arises between the parties in the following circumstances: (a) where any question or dispute arises between the parties as to the amount of the Annual Rent payable or as to the interpretation, application or effect of any part of this clause 7.10; or (b) where the Landlord and the Tenant fail to reach agreement under clause 7.9. The Surveyor shall have full power to determine the question, dispute or disagreement, and shall have power to determine any issue involving the interpretation of any provision of this lease, his jurisdiction to determine the question, dispute or disagreement referred to him or his terms of reference. When determining such a question, dispute or disagreement, the Surveyor may, if he considers it appropriate, specify that an alternative mechanism for setting the Annual Rent should apply to this lease, and this includes (but is not limited to) substituting an alternative index for the RPI. 7.11 The Surveyor shall be an independent valuer who is a Member or Fellow of the Royal Institution of Chartered Surveyors. The Landlord and the Tenant may, by agreement, appoint the Surveyor at any time before either of them applies to the President for the Surveyor to be appointed. 7.12 The Surveyor shall act as an expert and not as an arbitrator. The Surveyor's decision shall be given in writing, and the Surveyor shall provide reasons for any determination. The Surveyor's written decision on the matters referred to him shall be final and binding in the absence of manifest error or fraud. 7.13 The Surveyor shall give the Landlord and the Tenant an opportunity to make written representations to the Surveyor and to make written counter-representations commenting on the representations of the other party to the Surveyor. The parties will provide (or procure that others provide) the Surveyor with such assistance and documents as the Surveyor reasonably requires for the purpose of reaching a decision. 7.14 Either the Landlord or the Tenant may apply to the President to discharge the Surveyor if the Surveyor: (a) dies; (b) becomes unwilling or incapable of acting; or (c) unreasonably delays in making any determination. Clause 7.11 shall then apply in relation to the appointment of a replacement.

SP/004/006 Fourth Draft: 12 January 2015 18 7.15 The fees and expenses of the Surveyor and the cost of the Surveyor's appointment and any counsel's fees, or other fees, reasonably incurred by the Surveyor shall be payable by the Landlord and the Tenant in the proportions that the Surveyor directs (or if the Surveyor makes no direction, then equally). If the Tenant does not pay its part of the Surveyor's fees and expenses within ten working days after demand by the Surveyor, the Landlord may pay that part and the amount it pays shall be a debt of the Tenant due and payable on demand to the Landlord. The Landlord and the Tenant shall otherwise each bear their own costs in connection with the rent review. 8. SERVICES AND SERVICE CHARGE 8.1 The Services are: (a) cleaning, maintaining, repairing, reinstating, renewing, replacing, decorating and rebuilding the Retained Parts the Common Parts and any Service Media; (b) lighting the Common Parts and the Retained Parts and cleaning, maintaining, repairing, reinstating, renewing, replacing and rebuilding and replacing lighting machinery and equipment on the Common Parts and the Retained Parts; (c) cleaning, maintaining, repairing, reinstating, renewing and rebuilding refuse bins on the Common Parts and the Retained Parts; (d) cleaning, maintaining, repairing, reinstating, renewing and rebuilding signage for the Common Parts and the Retained Parts; (e) providing, operating, cleaning, maintaining, repairing, reinstating, renewing, upgrading and rebuilding security machinery and equipment (including closed circuit television) on the Common Parts and the Retained Parts; (f) providing, operating, cleaning, maintaining, repairing, reinstating, renewing, upgrading and rebuilding fire prevention, detection and fighting machinery and equipment and fire alarms on the Common Parts and the Retained Parts; (g) providing, cleaning, maintaining, repairing, reinstating, renewing and rebuilding any signboard showing the names and logos of the tenants and other occupiers at the entrance to the Estate; (h) providing, maintaining and keeping properly maintained and cultivated the landscaped and grassed areas of the Common Parts and the Retained Parts including any plants, shrubs, trees or floral decorations; (i) providing, operating, cleaning, maintaining, repairing, reinstating, renewing, upgrading and rebuilding lightning protection equipment on the Common Parts and the Retained Parts;

SP/004/006 Fourth Draft: 12 January 2015 19 (j) (save insofar as insured under other provisions of this lease) insuring the Common Parts and the Retained Parts against the Insured Risks and insuring the Landlord against property owners’ liability, third party liability and employer’s liability in respect of the Estate and such other risks perils and contingencies as the Landlord shall from time to time reasonably deem necessary or expedient; (k) paying all sums due to Northbank Management Company Limited pursuant to a deed dated 29 May 1997 and made between (1) Northbank Management Company Limited and (2) Omega Technologies Limited excepting the payment of any interest payable pursuant to this deed (save for any incurred due to late payment of service charge by the Tenant) and any sums payable to any replacement management company and/or sums payable under any similar or replacement deed except for the payment of any interest payable to any replacement management company or under any similar or replacement deed (save for any incurred due to late payment of service charge by the Tenant); (l) cleaning, maintaining, repairing, reinstating, renewing, replacing, decorating, rebuilding, and gritting the roads and footpaths on the Estate as often as shall be necessary; and (m) any other service or amenity that the Landlord may acting in accordance with the principles of good estate management provide for the benefit of the tenants and occupiers of the Estate excluding the cost of maintaining, repairing, renewing or installing any part or whole of the fire sprinkler system at the Property which cost shall be dealt with in accordance with clause 46. 8.2 The Service Costs are the total of: (a) the whole of the costs of: (i) providing the Services; (ii) the supply and removal of electricity, gas, water, sewage and other utilities to and from the Common Parts and the Retained Parts; (iii) complying with the recommendations and requirements of the insurers of the Estate (insofar as those recommendations and requirements relate to the Common Parts and/or the Retained Parts); (iv) complying with all laws and any health and safety requirements relating to the Common Parts and the Retained Parts, their use and any works carried out at them, and/or relating to the use of all Service Media, machinery and equipment at or serving the Common Parts and/or the Retained Parts and to any materials kept at or disposed of from the Common Parts and/or the Retained Parts;

SP/004/006 Fourth Draft: 12 January 2015 20 (v) complying with the Third Party Rights insofar as they relate to the Common Parts and/or the Retained Parts; (vi) providing, repairing, maintaining, renewing and replacing such plant, machinery, equipment and materials as the landlord in its reasonable discretion may consider to be necessary for the proper provision or supply of the services from time to time provided or supplied by or on behalf of the Landlord; and (vii) taking any steps (including proceedings) that the Landlord considers necessary to prevent or remove any encroachment over the Common Parts and/or the Retained Parts or to prevent the acquisition of any right over the Common Parts and/or the Retained Parts (or the Estate as a whole) or to remove any obstruction to the flow of light or air to the Common Parts and/or the Retained Parts (or the Estate as a whole); (viii) taking any steps deemed desirable or expedient by the Landlord for complying with or making any representations against or otherwise contesting the incidence of the provisions of any legislation or orders or statutory requirements thereunder concerning town planning, compulsory purchase, public health, highways, streets, drainage or other matters relating to or allegedly relating to the Estate for which no tenant of the Estate is directly liable under any lease of any part of the Estate; (b) the proper and reasonable costs, fees and disbursements of: (i) managing agents employed by the Landlord for the carrying out and provision of the Services or, where managing agents are not employed, a management fee for the same; (ii) employing such staff and personnel as the Landlord shall reasonably think fit for the management of the Estate (including without prejudice to the generality of the foregoing the provision of cleaning, security and horticultural services) and so that the costs of such employment shall include not only all such direct costs incurred but also the provision of uniforms the payment of national insurance contributions and other government levies by reference to employment of personnel the provision of pensions and payment of training and industrial levies and redundancy payments and any other expenses ancillary to the employment of personnel in connection with the provision of these services; and (iii) accountants, surveyors or other professional advisers employed by the Landlord to prepare and audit or otherwise in connection with the service charge accounts;

SP/004/006 Fourth Draft: 12 January 2015 21 (c) all existing or future charges, assessments, outgoings (including meter charges), rates, taxes and impositions payable in respect of the Common Parts and/or the Retained Parts, their use and any works carried out on them (other than any taxes payable by the Landlord in connection with any dealing with or disposition of its reversionary interest in the Estate) including without limitation any for water, electricity, fuel, telephone and public and other statutory utilities consumed on the Common Parts or the Retained Parts or used in connection with the provision of any services by or on behalf of the Landlord; and (d) any VAT payable by the Landlord in respect of any of the items mentioned above except to the extent that the Landlord is able to recover such VAT. 8.3 Subject to the Tenant paying the Service Charge, the Landlord shall use its reasonable endeavours to repair, maintain, clean and light the roads, paths and parking areas on the Common Parts. The Landlord may, but shall not be obliged to, provide any of the other Services. The Landlord shall not be obliged to carry out any repair where the need for that repair has arisen by reason of any damage or destruction by a risk against which the Landlord is not obliged to insure. 8.4 Before, or as soon as practicable after the start of each Service Charge Year, the Landlord shall prepare and send the Tenant an estimate of the Service Costs for that Service Charge Year and a statement of the estimated Service Charge for that Service Charge Year. 8.5 (Subject to clause 8.7) the Tenant shall pay the estimated Service Charge for each Service Charge Year in four equal instalments on each of the Rent Payment Dates. 8.6 In relation to the Service Charge Year current at the date of this lease, the Tenant's obligations to pay the estimated Service Charge and the actual Service Charge shall (subject to clause 8.7) be limited to an apportioned part of those amounts, such apportioned part to be calculated on a daily basis for the period from (and including) the earlier of the date of this lease and the date on which the Tenant took occupation of the Property to the end of the Service Charge Year. The estimated Service Charge for which the Tenant is liable shall be paid in equal instalments on the date of this lease and the remaining Rent Payment Days during the period from and including the date of this lease until the end of the Service Charge Year. 8.7 If the Landlord shall incur expenditure forming part of the Service Costs which either is in respect of a matter which has not been taken into account in arriving at the provisional estimate of the Service Charge for that period or is of an amount materially greater than has been allowed in arriving at such provisional estimate the

SP/004/006 Fourth Draft: 12 January 2015 22 Landlord shall be entitled to recover from the Tenant the due proportion of the whole of such expenditure on the Rent Payment Day next following such expenditure being incurred by the Landlord. 8.8 As soon as reasonably practicable after the end of each Service Charge Year, the Landlord shall prepare and send to the Tenant a certificate showing the Service Costs and the Service Charge for that Service Charge Year. 8.9 If any cost is omitted from the calculation of the Service Charge in any Service Charge Year, the Landlord shall be entitled to include it in the estimate and certificate of the Service Charge in any following Service Charge Year. Otherwise, and except in the case of manifest error, the Service Charge certificate shall be conclusive as to all matters of fact to which it refers and the Tenant shall not be entitled to object to the Service Charge certificate or any item comprised in the Service Costs. 8.10 If, in respect of any Service Charge Year, the Landlord's estimate of the Service Charge is less than the Service Charge, the Tenant shall pay the difference on demand. If, in respect of any Service Charge Year, the Landlord's estimate of the Service Charge is more than the Service Charge, the Landlord shall credit the difference against the Tenant’s next instalment of the estimated Service Charge and where the difference exceeds the next instalment then the balance of the difference shall be credited against each succeeding instalment until it is fully credited. 8.11 The provisions of this clause 8 shall continue to apply notwithstanding the expiry or sooner determination of the lease in respect of any Service Charge Period then current 9. INSURANCE 9.1 Subject to clause 9.2, the Landlord shall keep the Property (other than any plate glass at the Property) insured against loss or damage by the Insured Risks for the sum which the Landlord acting reasonably considers to be its full reinstatement cost (taking inflation of building costs into account). The Landlord shall not be obliged to insure any part of the Property installed by the Tenant. 9.2 The Landlord's obligation to insure is subject to: (a) any exclusions, limitations, excesses and conditions that may be imposed by the insurers; and (b) insurance being available in the London insurance market on reasonable terms.

SP/004/006 Fourth Draft: 12 January 2015 23 9.3 The Tenant shall pay to the Landlord on demand: (a) the Insurance Rent; (b) any amount that is deducted or disallowed by the insurers pursuant to any excess provision in the insurance policy; and (c) any costs that the Landlord incurs in obtaining a valuation of the Property for insurance purposes and a fair proportion of any costs that the Landlord incurs in obtaining a valuation of the Estate for insurance purposes provided that such a valuation shall be limited to once during each three years of the Term. 9.4 The Tenant shall: (a) immediately inform the Landlord if any matter occurs that any insurer or underwriter may treat as material in deciding whether or on what terms to insure or to continue to insure the Property and shall give the Landlord notice of that matter; (b) not do or omit anything as a result of which any policy of insurance of the Estate or any neighbouring property may become void or voidable or otherwise prejudiced, or the payment of any policy money may be withheld, nor (unless the Tenant has previously notified the Landlord and has paid any increased or additional premium) anything as a result of which any increased or additional insurance premium may become payable; (c) comply at all times with the requirements and reasonable recommendations of the insurers relating to the Property and the use by the Tenant of the Common Parts save that the reasonable and proper cost of any works required to the Property of a capital nature pursuant to the requirements and reasonable recommendations of the insurers shall be payable by the Landlord to the extent that such works would be necessary if the Property were in the state of condition and layout of the Property as shown on the Schedule of Condition attached to this Lease excluding for the avoidance of doubt any alterations carried out to the Property by or on behalf of the Tenant or its predecessors in title; (d) carry out in accordance with the directions of the Landlord all such works as may be required by the Landlord’s insurers in respect of the Property at its own cost save that the reasonable and proper cost of any works required to the Property of a capital nature pursuant to the requirements and reasonable recommendations of the insurers shall be payable by the Landlord to the extent that such works would be necessary if the Property were in the state of condition and layout of the Property as shown on the Schedule of Condition attached to this Lease excluding for the avoidance of doubt any

SP/004/006 Fourth Draft: 12 January 2015 24 alterations carried out to the Property by or on behalf of the Tenant or its predecessors in title; (e) give the Landlord notice as soon as practicable after becoming aware of the occurrence of any damage or loss relating to the Property arising from an Insured Risk or of any other event that might affect any insurance policy relating to the Property; (f) not effect any insurance of the Property (except any plate glass at the Property), but if it becomes entitled to the benefit of any insurance proceeds in respect of the Property (other than in respect of plate glass) pay those proceeds or cause them to be paid to the Landlord; and (g) pay the Landlord an amount equal to any insurance money that the insurers of the Estate refuse to pay (in relation to the Estate) by reason of any act or omission of the Tenant or any undertenant, their workers, contractors or agents or any person at the Property or the Common Parts with the actual or implied authority of any of them. 9.5 The Landlord shall, subject to obtaining all necessary planning and other consents, use all insurance money received (other than for loss of rent) in connection with any damage to the Property to repair the damage for which the money has been received or (as the case may be) in rebuilding the Property. The Landlord shall not be obliged to: (a) provide accommodation or facilities identical in layout or design so long as accommodation reasonably equivalent to that previously at the Property is provided; or (b) repair or rebuild if the Tenant has failed to pay any of the Insurance Rent; or (c) repair or rebuild the Property after a notice has been served pursuant to clause 9.7. 9.6 If the Property is damaged or destroyed by an Insured Risk so as to be unfit for occupation and use so as to make the Property inaccessible or unusable then, unless the policy of insurance in relation to the Property or the Common Parts and/or the Retained Parts has been vitiated in whole or in part in consequence of any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any other person on the Property or the Common Parts and/or Retained Parts with the actual or implied authority of any of them, payment of the Annual Rent, or a fair proportion of it according to the nature and extent of the damage, shall be suspended until the Property has been reinstated and made fit for occupation and use or the Common Parts have been reinstated so as to make the Property accessible or useable (as the case may be), or (if earlier) until the insurance effected or caused to be effected by the Landlord in respect of loss of rent shall be exhausted.

SP/004/006 Fourth Draft: 12 January 2015 25 9.7 If at any time following damage to or destruction of the Property, the Landlord considers that it is impossible or impractical to reinstate the Property, the Landlord may terminate this lease by giving notice to the Tenant. On giving notice this lease shall determine but this shall be without prejudice to any right or remedy of the Landlord in respect of any breach of the tenant covenants of this lease. Any proceeds of the insurance shall belong to the Landlord. 9.8 Provided that the Tenant has complied with its obligations in this clause, the Tenant may terminate this lease by giving notice to the Landlord if, following damage or destruction by an Insured Risk, the Property has not been reinstated so as to be fit for occupation and use within three years after the date of damage or destruction. On giving this notice this lease shall determine but this shall be without prejudice to any right or remedy of the Landlord in respect of any breach of the tenant covenants of this lease. Any proceeds of the insurance (other than any insurance for plate glass) shall belong to the Landlord. 10. RATES AND TAXES 10.1 The Tenant shall pay all present and future rates, taxes and other impositions and outgoings payable in respect of the Property, its use and any works carried out there, except: (a) any taxes payable by the Landlord in connection with any dealing with or disposition of the reversion to this lease; or (b) any taxes (other than VAT and insurance premium tax) payable by the Landlord by reason of the receipt of any of the rents due under this lease. 10.2 The Tenant shall not make any proposal to alter the rateable value of the Property or that value as it appears on any draft rating list, without the approval of the Landlord. 10.3 If, after the end of the term, the Landlord loses rating relief (or any similar relief or exemption) because it has been allowed to the Tenant, then the Tenant shall pay the Landlord an amount equal to the relief or exemption that the Landlord has lost. 11. UTILITIES 11.1 The Tenant shall pay all costs in connection with the supply and removal of electricity, gas, water, sewage, telecommunications, data and other services and utilities to or from the Property.

SP/004/006 Fourth Draft: 12 January 2015 26 11.2 The Tenant shall comply with all laws and with any recommendations of the relevant suppliers relating to the use of those services and utilities. 12. COMMON ITEMS 12.1 The Tenant shall pay the Landlord on demand a fair proportion of all costs payable by the Landlord for the maintenance, repair, lighting, cleaning and renewal of all Service Media, structures and other items not on the Property but used or capable of being used by the Property in common with other land. 12.2 The Tenant shall comply with all reasonable regulations the Landlord may make from time to time in connection with the use of any of those Service Media, structures or other items. 13. VAT 13.1 All sums payable by the Tenant are exclusive of any VAT that may be chargeable. The Tenant shall pay VAT in respect of all taxable supplies made to it in connection with this lease on the due date for making any payment or, if earlier, the date on which that supply is made for VAT purposes. 13.2 Every obligation on the Tenant, under or in connection with this lease, to pay the Landlord or any other person any sum by way of a refund or indemnity, shall include an obligation to pay an amount equal to any VAT incurred on that sum by the Landlord or other person except, to the extent that the Landlord or other person obtains credit for such VAT under the Value Added Tax Act 1994. 14. DEFAULT INTEREST AND INTEREST 14.1 If any Annual Rent has not been paid by the date it is due or any other money payable under this lease has not been paid by the date 7 days after it is due, in each case whether it has been formally demanded or not, the Tenant shall pay the Landlord interest on that amount at the Default Interest Rate (both before and after any judgment). Such interest shall accrue on a daily basis for the period beginning on the due date and ending on the date of payment. 14.2 If the Landlord does not demand or accept any Annual Rent or other money due or tendered under this lease because the Landlord reasonably believes that the Tenant is in breach of any of the tenant covenants of this lease, then the Tenant shall, when that amount is accepted by the Landlord, also pay interest at the Interest Rate on that

SP/004/006 Fourth Draft: 12 January 2015 27 amount for the period beginning on the date the amount (or each part of it) became due and ending on the date it is accepted by the Landlord. 15. COSTS 15.1 The Tenant shall pay the costs and expenses of the Landlord including any solicitors’ or other professionals’ costs and expenses (incurred both during and after the end of the term) in connection with or in contemplation of any of the following: (a) the enforcement of the tenant covenants of this lease; (b) serving any notice in connection with this lease under section 146 or 147 of the Law of Property Act 1925 or taking any proceedings under either of those sections, notwithstanding that forfeiture is avoided otherwise than by relief granted by the court; (c) serving any notice in connection with this lease under section 17 of the Landlord and Tenant (Covenants) Act 1995; (d) the preparation and service of a schedule of dilapidations in connection with this lease; or (e) any consent or approval applied for under this lease, whether or not it is granted (unless the consent or approval is unreasonably withheld by the Landlord in circumstances where the Landlord is not unreasonably to withhold it). 15.2 Where the Tenant is obliged to pay or indemnify the Landlord against any solicitors’ or other professionals’ costs and expenses (whether under this or any other clause of this lease) that obligation extends to those costs and expenses assessed on a full indemnity basis. 16. COMPENSATION ON VACATING Any right of the Tenant or anyone deriving title under the Tenant to claim compensation from the Landlord on leaving the Property under the LTA 1954 is excluded, except to the extent that the legislation prevents that right being excluded. 17. SET-OFF The Annual Rent and all other amounts due under this lease shall be paid by the Tenant or any guarantor (as the case may be) in full without any set-off, counterclaim, deduction or withholding (other than any deduction or withholding of tax as required by law).

SP/004/006 Fourth Draft: 12 January 2015 28 18. REGISTRATION OF THIS LEASE 18.1 Promptly following the grant of this lease, the Tenant shall apply to register this lease at HM Land Registry. The Tenant shall ensure that any requisitions raised by HM Land Registry in connection with that application are dealt with promptly and properly. Within one month after completion of the registration, the Tenant shall send the Landlord official copies of its title. 18.2 The Tenant shall not: (a) apply to HM Land Registry to designate this lease as an exempt information document; (b) object to an application by the Landlord to HM Land Registry to designate this lease as an exempt information document; or (c) apply for an official copy of any exempt information document version of this lease. 19. ASSIGNMENTS 19.1 The Tenant shall not assign the whole of this lease without the consent of the Landlord, such consent not to be unreasonably withheld or delayed. 19.2 The Tenant shall not assign part only of this lease. 19.3 The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may give its consent to an assignment subject to all or any of the following conditions: (a) a condition that the assignor enters into an authorised guarantee agreement which: (i) is in respect of all the tenant covenants of this lease; (ii) is in respect of the period beginning with the date the assignee becomes bound by those covenants and ending on the date when the assignee is released from those covenants by virtue of section 5 of the Landlord and Tenant (Covenants) Act 1995; (iii) imposes principal debtor liability on the assignor; (iv) requires (in the event of a disclaimer of liability of this lease) the assignor to enter into a new tenancy for a term equal to the unexpired residue of the Contractual Term; and (v) is otherwise in a form reasonably required by the Landlord;

SP/004/006 Fourth Draft: 12 January 2015 29 (b) a condition that a person of standing acceptable to the Landlord enters into a guarantee and indemnity of the tenant covenants of this lease in the form set out in the Schedule (but with such amendments and additions as the Landlord may reasonably require). 19.4 The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may refuse its consent to an assignment if any of the following circumstances exist at the date of the Tenant's application for consent to assign this lease: (a) the Annual Rent or any other money due under this lease is outstanding or there is a breach of covenant by the Tenant that has not been remedied; (b) in the Landlord's reasonable opinion the assignee is not of sufficient financial standing to enable it to comply with the Tenant's covenants and conditions contained in the lease; or (c) the assignee and the Tenant are group companies within the meaning of section 42 of the LTA 1954. 19.5 Nothing in this clause shall prevent the Landlord from giving consent subject to any other reasonable condition, nor from refusing consent to an assignment in any other circumstance where it is reasonable to do so. 20. UNDERLETTINGS 20.1 The Tenant shall not underlet the whole of the Property except in accordance with this clause nor without the consent of the Landlord, such consent not to be unreasonably withheld or delayed. 20.2 The Tenant shall not underlet part only of the Property. 20.3 The Tenant shall not underlet the Property: (a) together with any property or any right over property that is not included within this lease; (b) at a fine or premium or reverse premium; nor (c) allowing any rent free period to the undertenant that exceeds the period as is then usual in the open market in respect of such a letting. 20.4 The Tenant shall not underlet the Property unless, before the underlease is granted, the Tenant has given the Landlord:

SP/004/006 Fourth Draft: 12 January 2015 30 (a) a certified copy of the notice served on the undertenant, as required by section 38A(3)(a) of the LTA 1954, applying to the tenancy to be created by the underlease; and (b) a certified copy of the declaration or statutory declaration made by the undertenant in accordance with the requirements of section 38A(3)(b) of the LTA 1954. 20.5 Any underletting by the Tenant shall be by deed and shall include: (a) an agreement between the Tenant and the undertenant that the provisions of sections 24 to 28 of the LTA 1954 are excluded from applying to the tenancy created by the underlease; (b) the reservation of a rent which is not less than the full open market rental value of the Property at the date the Property is underlet and which is payable at the same times as the Annual Rent under this lease; (c) provisions for the review of rent at the same dates and on the same basis as the review of rent in this lease, unless the term of the underlease does not extend beyond the next Review Date; (d) a covenant by the undertenant, enforceable by and expressed to be enforceable by the Landlord (as superior landlord at the date of grant) and its successors in title in their own right, to observe and perform the tenant covenants in the underlease and any document that is supplemental or collateral to it and the tenant covenants in this lease, except the covenants to pay the rents reserved by this lease; and (e) provisions requiring the consent of the Landlord to be obtained in respect of any matter for which the consent of the Landlord is required under this lease, and shall otherwise be consistent with and include tenant covenants no less onerous (other than as to the Annual Rent) than those in this lease and in a form approved by the Landlord, such approval not to be unreasonably withheld. 20.6 In relation to any underlease granted by the Tenant, the Tenant shall: (a) not vary the terms of the underlease nor accept a surrender of the underlease without the consent of the Landlord, such consent not to be unreasonably withheld; (b) enforce the tenant covenants in the underlease and not waive any of them nor allow any reduction in the rent payable under the underlease; and

SP/004/006 Fourth Draft: 12 January 2015 31 (c) ensure that in relation to any rent review the revised rent is not agreed without the approval of the Landlord, such approval not to be unreasonably withheld. 21. SHARING OCCUPATION The Tenant may share occupation of the Property with any company that is a member of the same group (within the meaning of section 42 of the LTA 1954) as the Tenant for as long as that company remains within that group or with any other party on a strictly temporary basis with the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) provided that no relationship of landlord and tenant is established by any arrangement referred to in this clause and provided further that the Tenant shall terminate any such sharing of occupation other than with a member of the same group (within the meaning of section 42 of the LTA 1954) as the Tenant upon receipt of written notice from the Landlord. 22. CHARGING 22.1 The Tenant shall not charge the whole of this lease without the consent of the Landlord, such consent not to be unreasonably withheld. 22.2 The Tenant shall not charge part only of this lease. 23. PROHIBITION OF OTHER DEALINGS Except as expressly permitted by this lease, the Tenant shall not assign, underlet, charge, part with or share possession or share occupation of this lease or the Property or hold the lease on trust for any person (except pending registration of a dealing permitted by this lease at HM Land Registry or by reason only of joint legal ownership). 24. REGISTRATION AND NOTIFICATION OF DEALINGS AND OCCUPATION 24.1 In this clause a Transaction is: (a) any dealing with this lease or the devolution or transmission of, or parting with possession of any interest in it; or (b) the creation of any underlease or other interest out of this lease, or out of any interest, underlease derived from it, and any dealing, devolution or transmission of, or parting with possession of any such interest or underlease; or (c) the making of any other arrangement for the occupation of the Property.

SP/004/006 Fourth Draft: 12 January 2015 32 24.2 In respect of every Transaction that is registrable at HM Land Registry, the Tenant shall promptly following completion of the Transaction apply to register it (or procure that the relevant person so applies). The Tenant shall (or shall procure that) any requisitions raised by HM Land Registry in connection with an application to register a Transaction are dealt with promptly and properly. Within ten days of completion of the registration, the Tenant shall send the Landlord official copies of its title (and where applicable of the undertenant’s title). 24.3 No later than one month after a Transaction the Tenant shall: (a) give the Landlord’s solicitors notice of the Transaction; and (b) deliver two certified copies of any document effecting the Transaction to the Landlord’s solicitors; and (c) pay the Landlord’s solicitors a registration fee of £50 (plus VAT). (d) deliver to the Landlord's solicitors a copy of any Energy Performance Certificate and Recommendation Report issued as a result of the Transaction. 24.4 If the Landlord so requests, the Tenant shall promptly supply the Landlord with full details of the occupiers of the Property and the terms upon which they occupy it. 25. CLOSURE OF THE REGISTERED TITLE OF THIS LEASE Within one month after the end of the term (and notwithstanding that the term has ended), the Tenant shall make an application to close the registered title of this lease and shall ensure that any requisitions raised by HM Land Registry in connection with that application are dealt with promptly and properly; the Tenant shall keep the Landlord informed of the progress and completion of its application. 26. REPAIRS 26.1 The Tenant shall put and keep the Property clean and tidy and in good repair and condition except that the Tenant shall not be required to put the Property into any better state of repair or condition than it was in at the date of this lease as evidenced by the Schedule of Condition and shall ensure that any Service Media within and exclusively serving the Property is kept in good working order. 26.2 The Tenant shall not be liable to repair the Property to the extent that any disrepair has been caused by an Insured Risk, unless and to the extent that: (a) the policy of insurance of the Property has been vitiated or any insurance proceeds withheld in consequence of any act or omission of the Tenant, any

SP/004/006 Fourth Draft: 12 January 2015 33 undertenant or their respective workers, contractors or agents or any person on the Property with the actual or implied authority of any of them.; or (b) the insurance cover in relation to that disrepair is excluded, limited, is unavailable or has not been extended, as mentioned in clause 9.2. 26.3 The Tenant shall keep the external areas of the Property in a clean and tidy condition and not allow any rubbish or waste to be left there and shall maintain any trees, shrubs and landscaped areas at the Property and without prejudice to the generality of the foregoing the Tenant shall by pressure washing clean the exterior of the Property and the gutters serving the Property as frequently as shall be necessary to keep these areas clean and clear of algae but not less frequently than once in every 3 year period. 26.4 The Tenant shall clean the exterior and interior of all windows at the Property not less frequently than twice per year and otherwise as often as is necessary. 27. DECORATION 27.1 The Tenant shall decorate the outside of the Property as often as is reasonably necessary but not less frequently than in every third year of the term and also in the last three months before the end of the term and the Tenant shall decorate the inside of the Property as often as is reasonably necessary but not less frequently than in every fifth year of the term and also in the last three months before the end of the term. 27.2 All decoration shall be carried out in a good and proper manner using good quality materials that are appropriate to the Property and the Permitted Use and shall include all appropriate preparatory work. 27.3 All decoration carried out in the last three months of the term shall also be carried out to the reasonable satisfaction of the Landlord and using materials, designs and colours approved by the Landlord acting reasonably. 27.4 The Tenant shall replace all the carpet and all the vinyl floor coverings to the ground and first floor office areas at the Property within the three months before the end of the term with new ones of good quality and appropriate to the Property and the Permitted Use approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed).

SP/004/006 Fourth Draft: 12 January 2015 34 28. ALTERATIONS 28.1 The Tenant shall not make any external or structural alteration or addition to the Property and shall not make any opening in any boundary structure of the Property. 28.2 The Tenant shall not install any Service Media on the exterior of the Property nor alter the route of any Service Media at the Property without the consent of the Landlord, such consent not to be unreasonably withheld or delayed. 28.3 The Tenant shall not make any internal, non-structural alteration to the Property without the consent of the Landlord, such consent not to be unreasonably withheld or delayed PROVIDED THAT the Tenant may without the Landlord’s consent make internal non-structural alterations to the Property which do not affect the Service Media or other conduits plant and machinery within or serving the Property subject to the Tenant having provided satisfactory detailed specifications and drawings to the Landlord prior to commencing such alterations and subject also to the Tenant obtaining the Landlord’s recommendations and requirements prior to commencing the alterations and complying with such recommendations and requirements as are reasonable as far as reasonably practicable whilst carrying out such alterations. 28.4 The Tenant shall not carry out any alteration to the Property which would, or may reasonably be expected to, have a material adverse effect on the asset rating in any Energy Performance Certificate commissioned in respect of the Property. 29. SIGNS 29.1 In this clause Signs include signs, fascia, placards, boards, posters and advertisements. 29.2 The Tenant shall not attach any Signs to the exterior of the Property or display any inside the Property so as to be seen from the outside without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed.2 29.3 Before the end of the term, the Tenant shall remove any Signs placed by it at the Property and shall make good any damage caused to the Property by that removal. 2 Plainlaw: Tenant to provide proposals for Landlord’s consideration.

SP/004/006 Fourth Draft: 12 January 2015 35 30. RETURNING THE PROPERTY TO THE LANDLORD 30.1 At the end of the term the Tenant shall return the Property to the Landlord in the repair and condition required by this lease. 30.2 Unless the Landlord gives the Tenant notice in writing at least three months before the end of the term, the Tenant shall remove items it has fixed to the Property, remove any alterations it has made to the Property and make good any damage caused to the Property by that removal. 30.3 At the end of the term, the Tenant shall remove from the Property all chattels belonging to or used by it. 30.4 The Tenant irrevocably appoints the Landlord to be the Tenant’s agent to store or dispose of any chattels or items it has fixed to the Property and which have been left by the Tenant on the Property for more than ten working days after the end of the term. The Landlord shall not be liable to the Tenant by reason of that storage or disposal. The Tenant shall indemnify the Landlord in respect of any claim made by a third party in relation to that storage or disposal. 30.5 If the Tenant does not comply with its obligations in this clause, then, without prejudice to any other right or remedy of the Landlord, the Tenant shall pay the Landlord an amount equal to the Annual Rent at the rate reserved immediately before the end of the term for the period that it would reasonably take to put the Property into the condition it would have been in had the Tenant performed its obligations under this clause. The amount shall be a debt due on demand from the Tenant to the Landlord. 31. USE 31.1 The Tenant shall not use the Property for any purpose other than the Permitted Use. 31.2 The Tenant shall not use the Property for any illegal or immoral purpose nor for any purpose or in a manner that would cause loss, damage, injury, nuisance or inconvenience to the Landlord, the other tenants or occupiers of the Lettable Units or any owner or occupier of neighbouring property. 31.3 The Tenant shall not use the Property for any noxious, noisy or offensive trade or business and shall not hold any sale by auction or public show nor keep any live animals or birds on the Property and not save as permitted by the insurers to allow on

SP/004/006 Fourth Draft: 12 January 2015 36 the Premises anything which is or may become dangerous, offensive, combustible, inflammable, radioactive or explosive. 31.4 Not to trade or display goods outside the Property nor to cause any obstruction outside the Property. 31.5 Not to use on the Property any machinery or sound reproduction or amplifying equipment which shall be noisy or cause vibration or be a nuisance, disturbance to the Landlord or the owners and/or occupiers of any adjoining or neighbouring premises. 31.6 Not to suffer or permit any person to reside or sleep on the Property. 31.7 Not to discharge anything into the Service Media serving the Property which will be corrosive or harmful or which may cause any obstruction or deposit therein. 31.8 Not to commit any waste upon the Property. 31.9 Not to use the Property as an office for a government agency or other public authority which would involve the attendance thereat of members of the public for the purpose of seeking employment or enrolling for or collecting any statutory social security, health insurance or other benefit payment or applying for or collecting any licence, passport, certificate or similar document or paying thereat any tax, imposition or other financial liability. 31.10 The Tenant shall not overload any structural part of the Property nor any machinery or equipment at the Property nor any Service Media at or serving the Property. 31.11 If the Property is continually unoccupied for more than one month the Tenant shall provide security and caretaking arrangements to afford the Property reasonable protection against vandalism, theft or unlawful occupation. 31.12 The Tenant shall keep the Property at a temperature sufficiently high to prevent freezing of water in any Service Media. 31.13 The Tenant shall not use any parking spaces within the Property otherwise than for parking cars and the Tenant shall not park cars other than within the Property.

SP/004/006 Fourth Draft: 12 January 2015 37 31.14 The Tenant shall not obstruct others lawfully using the Common Parts and shall use the same in a reasonable manner and in accordance with any reasonable regulations made by the Landlord from time to time. 32. MANAGEMENT OF THE ESTATE 32.1 The Tenant shall observe all regulations made by the Landlord from time to time in accordance with the principles of good estate management and notified to the Tenant relating to the use of the Common Parts and the management of the Estate. 32.2 Nothing in this lease shall impose or be deemed to impose any restriction on the use of any other Lettable Unit or any neighbouring property. 33. COMPLIANCE WITH LAWS 33.1 The Tenant shall comply with all laws relating to: (a) the Property and the occupation and use of the Property by the Tenant; (b) the use or operation of all Service Media and machinery and equipment at or serving the Property whether or not used or operated, and shall, where necessary, replace or convert such Service Media within or exclusively serving the Property so that it is capable of lawful use or operation; (c) any works carried out at the Property; and (d) all materials kept at or disposed from the Property. 33.2 Without prejudice to any obligation on the Tenant to obtain any consent or approval under this lease, the Tenant shall carry out all works that are required under any law to be carried out at the Property whether by the owner or the occupier. 33.3 Within five working days after receipt of any notice or other communication affecting the Property or the Estate (and whether or not served pursuant to any law) the Tenant shall: (a) send a copy of the relevant document to the Landlord; and (b) in so far as it relates to the Property, take all steps necessary to comply with the notice or other communication and take any other action in connection with it as the Landlord may require. 33.4 The Tenant shall not apply for any planning permission for the Property without the Landlord’s consent PROVIDED THAT the Tenant may apply at its sole cost at any time during the Term for consent for the Property to be used for uses within class B2

SP/004/006 Fourth Draft: 12 January 2015 38 of the Town and Country (Use Classes) Order 1987 in connection with the carrying on of the Tenant’s business proposed to be carried out at the Property in addition to the uses currently permitted as at the date of this lease and the Landlord will not object to such an application. 33.5 The Tenant shall comply with its obligations under the CDM Regulations, including all requirements in relation to the provision and maintenance of a health and safety file. The Tenant shall maintain the health and safety file for the Property in accordance with the CDM Regulations keep the health and safety file up to date including conducting any necessary assessments and shall give it to the Landlord at the end of the term. 33.6 The Tenant shall supply all information to the Landlord that the Landlord reasonably requires from time to time to comply with the Landlord’s obligations under the CDM Regulations. 33.7 As soon as the Tenant becomes aware of any defect in the Property, it shall give the Landlord notice of it. The Tenant shall indemnify the Landlord against any liability under the Defective Premises Act 1972 in relation to the Property by reason of any failure of the Tenant to comply with any of the tenant covenants in this lease. 33.8 The Tenant shall keep the Property equipped with all fire prevention, detection and fighting machinery and equipment and fire alarms which are required under all relevant laws or required by the insurers of the Property or reasonably recommended by them or reasonably required by the Landlord and shall keep that machinery, equipment and alarms properly maintained and available for inspection. 34. ENERGY PERFORMANCE CERTIFICATES 34.1 The Tenant shall: (a) cooperate with the Landlord so far as is reasonably necessary to allow the Landlord to obtain an Energy Performance Certificate and Recommendation Report for the Property including providing the Landlord with copies of any plans or other information held by the Tenant that would assist in obtaining an Energy Performance Certificate; and (b) allow such access to any Energy Assessor appointed by the Landlord as is reasonably necessary to inspect the Property for the purposes of preparing an Energy Performance Certificate and/or Recommendation Report for the Property.

SP/004/006 Fourth Draft: 12 January 2015 39 34.2 The Tenant shall not commission an Energy Performance Certificate for the Property without the Landlord's consent (not to be unreasonably withheld or delayed). 35. AGREEMENT ON ENVIRONMENTAL LIABILITIES Notwithstanding any other provisions in this Lease, the Landlord and Tenant agree that: 35.1 Any liability under Environmental Law (including, without limitation, any liability under the Contaminated Land Regime) arising in respect of Hazardous Substances in, on, under or emanating from the Property, that existed on or before the date of this Lease, shall be the sole responsibility of the Landlord save to the extent that any migration or emanation of such Hazardous Substances is due to deliberate, reckless or negligent act or omission by the Tenant. 35.2 This clause 35 constitutes an agreement on liabilities under the Department for Environment, Food and Rural Affairs' statutory guidance on the Contaminated Land Regime. 35.3 If the Enforcing Authority serves a notice under the Contaminated Land Regime on either Party, either Party may produce a copy of this clause 35 to any Enforcing Authority or court for the purposes of determining liability under the Contaminated Land Regime, regardless of any confidentiality agreement that may exist between the Parties relating to this Lease or any of its provisions. 35.4 Neither Party shall challenge the application of the agreement on liabilities set out in this clause. 36. ENCROACHMENTS, OBSTRUCTIONS AND ACQUISITION OF RIGHTS 36.1 The Tenant shall not grant any right or licence over the Property to any person. 36.2 If any person makes or attempts to make any encroachment over the Property or takes any action by which a right may be acquired over the Property, the Tenant shall: (a) immediately inform the Landlord and shall give the Landlord notice of that encroachment or action; and (b) take all steps (including any proceedings) the Landlord reasonably requires to prevent or license the continuation of that encroachment or action.

SP/004/006 Fourth Draft: 12 January 2015 40 36.3 The Tenant shall not obstruct the flow of light or air to the Property or any other part of the Estate nor obstruct any means of access to the Property or the Estate. 36.4 The Tenant shall not make any acknowledgement that the flow of light or air to the Property or any other part of the Estate or that the means of access to the Property or the Estate is enjoyed with the consent of any third party. 36.5 If any person takes or threatens to take any action to obstruct the flow of light or air to the Property or obstruct the means of access to the Property the Tenant shall: (a) immediately inform the Landlord and shall give the Landlord notice of that action; and (b) take all steps (including proceedings) the Landlord reasonably requires to prevent or secure the removal of the obstruction. 37. BREACH OF REPAIR AND MAINTENANCE OBLIGATIONS 37.1 The Landlord may enter the Property to inspect its condition and state of repair and may give the Tenant a notice of any breach of any of the tenant covenants in this lease relating to the condition or repair of the Property. 37.2 If the Tenant has not begun any works needed to remedy that breach within one month following that notice (or if works are required as a matter of emergency, then immediately) or if the Tenant is not carrying out the works with all due speed, then the Landlord may enter the Property and carry out the works needed. 37.3 The costs incurred by the Landlord in carrying out any works pursuant to this clause (and any professional fees and any VAT in respect of those costs) shall be a debt due from the Tenant to the Landlord and payable on demand. 37.4 Any action taken by the Landlord pursuant to this clause shall be without prejudice to the Landlord’s other rights, including those under clause 41. 38. INDEMNITY The Tenant shall keep the Landlord indemnified against all liabilities, expenses, costs (including but not limited to any solicitors' or other professionals' costs and expenses), claims, damages and losses (including but not limited to any diminution in the value of the Landlord’s interest in the Estate and loss of amenity of the Estate) suffered or incurred by the Landlord arising out of or in connection with any breach of any tenant covenants in this lease, or any act or omission of the Tenant, any

SP/004/006 Fourth Draft: 12 January 2015 41 undertenant or their respective workers, contractors or agents or any other person on the Property or the Common Parts with the actual or implied authority of any of them. 39. LANDLORD’S COVENANT FOR QUIET ENJOYMENT The Landlord covenants with the Tenant, that, so long as the Tenant pays the rents reserved by and complies with its obligations in this lease, the Tenant shall have quiet enjoyment of the Property without any interruption by the Landlord or any person claiming under the Landlord except as otherwise permitted by this lease. 40. GUARANTEE AND INDEMNITY 40.1 The provisions of the Schedule apply. 40.2 If an Act of Insolvency occurs in relation to a guarantor, or if any guarantor (being an individual) dies or becomes incapable of managing his affairs the Tenant shall, if the Landlord requests, procure that a person of standing acceptable to the Landlord, within 20 working days of that request, enters into a replacement or additional guarantee and indemnity of the tenant covenants of this lease in the same form as that entered into by the former guarantor. 40.3 The Tenant shall notify the Landlord within 28 days if any Act of Insolvency occurs. 40.4 Clause 40.2 shall not apply in the case of a person who is guarantor by reason of having entered into an authorised guarantee agreement. 40.5 For so long as any guarantor remains liable to the Landlord, the Tenant shall, if the Landlord requests, procure that that guarantor joins in any consent or approval required under this lease and consents to any variation of the tenant covenants of this lease. 40.6 Notwithstanding any other provision of this lease (or of the Agreement for Lease or of the Licence to Carry Out Works) the total liability of the Guarantor as guarantor under this clause 40 and the Schedule (and also under any of the provisions of the Agreement for Lease and the Licence to Carry Out Works) shall not in the aggregate exceed the sum of $5,000,000 (FIVE MILLION UNITED STATES OF AMERICA DOLLARS). 41. TENANT'S BREAK CLAUSE 41.1 In this clause the following definitions apply:

SP/004/006 Fourth Draft: 12 January 2015 42 Break Date: [end of the fifth year]. Break Notice: written notice to terminate this lease. 41.2 Subject to clause 41.3, the Tenant may terminate this lease on the Break Date by serving the Break Notice on the Landlord at least twelve months before the Break Date as stated in the Break Notice. 41.3 The Break Notice shall have no effect if: (a) at the Break Date: (i) the Tenant has not paid any part of the Annual Rent or any VAT in respect of it, which was due to have been paid; or (ii) the Tenant has not paid any sums due under this lease which the Landlord has demanded in writing not less than 28 days before the Break Date; or (iii) vacant possession of the whole of the Property is not given; (b) the Tenant does not pay to the Landlord on or before the Break Date a sum of £326,200 (THREE HUNDRED AND TWENTY SIX THOUSAND AND TWO HUNDRED POUNDS); or (c) the Break Notice does not comply with or is not served in accordance with the requirements of this clause. 41.4 For the avoidance of doubt clause 13.1 shall apply to the payment under clause 41.3(b) and the obligation to pay any VAT shall survive the termination of this lease but the Break Notice shall be effective notwithstanding non-payment of any such VAT. 41.5 The Break Notice shall be in writing and, for the purposes of this clause, writing does not include facsimile transmission or e-mail. 41.6 The Break Notice shall state the Break Date. 41.7 The Break Notice shall not purport to terminate the lease in relation to any part as opposed to the whole of the Property. 41.8 Time shall be of the essence in respect of all time periods and limits in this clause 41. 41.9 Subject to clause 41.3, following service of the Break Notice, this lease shall terminate on the Break Date specified in the Break Notice.

SP/004/006 Fourth Draft: 12 January 2015 43 41.10 Termination of this lease pursuant to this clause shall be without prejudice to any right or remedy of the Landlord in respect of any antecedent breach of the covenants or conditions on the part of the Tenant in this lease. 41.11 Nothing in this clause makes time of the essence in relation to any time limit in clause 7 or clause 40. 41.12 If this lease terminates in accordance with clause 41.9 then, within 28 days of the Break Date, the Landlord shall refund to the Tenant the proportion of the Annual Rent, and any VAT paid in respect of it, and the Service Charge for the period from and excluding the Break Date up to and excluding the next Rent Payment Date, calculated on a daily basis. 42. RE-ENTRY AND FORFEITURE 42.1 The Landlord may re-enter the Property (or any part of the Property in the name of the whole) at any time after any of the following occurs: (a) any rent is unpaid 14 days after becoming payable whether it has been formally demanded or not; (b) any breach of any condition of, or tenant covenant in, this lease; (c) an Act of Insolvency. 42.2 If the Landlord re-enters the Property (or any part of the Property in the name of the whole) pursuant to this clause, this lease shall immediately end, but without prejudice to any right or remedy of the Landlord in respect of any breach of covenant by the Tenant or any guarantor. 43. JOINT AND SEVERAL LIABILITY 43.1 Where the Tenant comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of the Tenant arising under this lease. The Landlord may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them. 43.2 Where a guarantor comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of a guarantor arising under this lease. The Landlord may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them.

SP/004/006 Fourth Draft: 12 January 2015 44 43.3 The obligations of the Tenant and any guarantor arising by virtue of this lease are owed to the Landlord and the obligations of the Landlord are owed to the Tenant. 43.4 The Landlord shall not be liable to the Tenant for any failure of the Landlord to perform any landlord covenant in this lease, unless and until the Tenant has given the Landlord notice of the failure and the Landlord has not remedied the failure within a reasonable time of service of that notice. 43.5 Any person undertaking an obligation under or by virtue of this lease which is a landlord covenant for the purposes of the Landlord and Tenant (Covenants) Act 1995 does so only in respect of the period of time during which the reversion immediately expectant upon the determination of the term is vested in such person and not further or otherwise. 44. NO WAIVER 44.1 No demand for or receipt or acceptance of any part of the rents hereby reserved or any payment on account thereof shall operate as a waiver by the Landlord of any right which the Landlord may have to forfeit this lease by reason of any breach of covenant by the Tenant and the Tenant shall not in any proceedings for forfeiture be entitled to rely on any such demand, receipt or acceptance as aforesaid as a defence. 44.2 The return to the Tenant of any rents or other monies paid by banker’s standing order as soon as reasonably practicable after receipt shall be treated as a refusal by the Landlord to accept the same and the Tenant shall not in any proceedings for forfeiture be entitled to rely on any such receipt as a defence. 45. ENTIRE AGREEMENT 45.1 This lease and any documents annexed to it constitute the whole agreement between the parties and supersedes all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to its subject matter. 45.2 Each party acknowledges that in entering into this lease and any documents annexed to it it does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently). 45.3 Nothing in this lease constitutes or shall constitute a representation or warranty that the Property may lawfully be used for any purpose allowed by this lease.

SP/004/006 Fourth Draft: 12 January 2015 45 45.4 Nothing in this clause shall limit or exclude any liability for fraud. 46. FIRE SPRINKLER SYSTEM The Tenant shall on demand pay to the Landlord a fair and proper proportion (determined by the Landlord in its discretion) of the costs of providing, operating, cleaning, maintaining, repairing and reinstating a fire sprinkler system serving the Property but not (save where more economical than repair) renewing, upgrading of such fire sprinkler. 47. NOTICES, CONSENTS AND APPROVALS 47.1 Except where this lease specifically states that a notice need not be in writing, any notice given under or in connection with this lease shall be: (a) in writing and for the purposes of this clause an e-mail is not in writing; and (b) given: (i) by hand or (in the United Kingdom only) by pre-paid first-class post or (in the United Kingdom only) other next working day delivery service or by air mail if posted to or from a place outside the United Kingdom in each case at the party's registered office address (if the party is a company) or (in any other case) at the party's principal place of business; or (ii) by fax to the party's main fax number. 47.2 If a notice complies with the criteria in clause 47.1, whether or not this lease requires that notice to be in writing, it shall be deemed to have been received: (a) if delivered by hand, at the time the notice is left at the proper address; (b) if sent by pre-paid first-class post or other next working day delivery service in the United Kingdom, on the second working day after posting; (c) if sent by air mail, on the seventh working day after posting; or (d) if sent by fax, at 9.00 am (in the place of receipt) on the next working day after transmission. 47.3 This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

SP/004/006 Fourth Draft: 12 January 2015 46 47.4 Section 196 of the Law of Property Act 1925 shall otherwise apply to notices given under this lease. 47.5 Where the consent of the Landlord is required under this lease, a consent shall only be valid if it is given by deed, unless: (a) it is given in writing and signed by the Landlord or a person duly authorised on its behalf; and (b) it expressly states that the Landlord waives the requirement for a deed in that particular case. If a waiver is given, it shall not affect the requirement for a deed for any other consent. 47.6 Where the approval of the Landlord is required under this lease, an approval shall only be valid if it is in writing and signed by or on behalf of the Landlord, unless: (a) the approval is being given in a case of emergency; or (b) this lease expressly states that the approval need not be in writing. 47.7 If the Landlord gives a consent or approval under this lease, the giving of that consent or approval shall not imply that any consent or approval required from a third party has been obtained, nor shall it obviate the need to obtain any consent or approval from a third party. 48. GOVERNING LAW This lease and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales. 49. JURISDICTION Each party irrevocably agrees that the courts of England and Wales shall have non- exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this lease or its subject matter or formation (including non-contractual disputes or claims). 50. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 A person who is not a party to this lease shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this lease.

SP/004/006 Fourth Draft: 12 January 2015 47 This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

SP/004/006 Fourth Draft: 12 January 2015 48 Schedule Guarantee and indemnity 1. GUARANTEE AND INDEMNITY 1.1 The Guarantor guarantees to the Landlord that the Tenant shall: (a) pay the rents reserved by this lease and observe and perform the tenant covenants of this lease and that if the Tenant fails to pay any of those rents or to observe or perform any of those tenant covenants, the Guarantor shall pay or observe and perform them; and (b) observe and perform any obligations the Tenant enters into in an authorised guarantee agreement made in respect of this lease (the Authorised Guarantee Agreement) and that if the Tenant fails to do so, the Guarantor shall observe and perform those obligations. 1.2 The Guarantor covenants with the Landlord as principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under paragraph 1.1 to indemnify and keep indemnified the Landlord against any failure by the Tenant: (a) to pay any of the rents reserved by this lease or any failure to observe or perform any of the tenant covenants of this lease; or (b) to observe or perform any of the obligations the Tenant enters into in the Authorised Guarantee Agreement. 2. GUARANTOR'S LIABILITY 2.1 The liability of the Guarantor under paragraph 1.1(a) and paragraph 1.2(a) shall continue until the end of the term, or until the Tenant is released from the tenant covenants of this lease by virtue of the Landlord and Tenant (Covenants) Act 1995, if earlier. 2.2 The liability of the Guarantor shall not be reduced, discharged or otherwise adversely affected by: (a) any time or indulgence granted by the Landlord to the Tenant; or (b) any delay or forbearance by the Landlord in enforcing the payment of any of the rents or the observance or performance of any of the tenant covenants of this lease (or the Tenant's obligations under the Authorised Guarantee Agreement) or in making any demand in respect of any of them; or

SP/004/006 Fourth Draft: 12 January 2015 49 (c) any lawful refusal by the Landlord to accept any rent or other payment due under this lease where the Landlord reasonably believes that the acceptance of such rent or payment may prejudice its ability to re-enter the Property; or (d) the Landlord exercising any right or remedy against the Tenant for any failure to pay the rents reserved by this lease or to observe or perform the tenant covenants of this lease (or the Tenant’s obligations under the Authorised Guarantee Agreement); or (e) the Landlord taking any action or refraining from taking any action in connection with any other security held by the Landlord in respect of the Tenant's liability to pay the rents reserved by this lease or observe and perform the tenant covenants of the lease (or the Tenant’s obligations under the Authorised Guarantee Agreement) including the release of any such security; or (f) a release or compromise of the liability of any one of the persons who is the Guarantor, or the grant of any time or concession to any one of them; or (g) any legal limitation or disability on the Tenant or any invalidity or irregularity of any of the tenant covenants of the lease (or the Tenant's obligations under the Authorised Guarantee Agreement) or any unenforceability of any of them against the Tenant; or (h) the Tenant being dissolved, or being struck off the register of companies or otherwise ceasing to exist, or, if the Tenant is an individual, by the Tenant dying or becoming incapable of managing its affairs; or (i) without prejudice to paragraph 4, the disclaimer of the Tenant's liability under this lease or the forfeiture of this lease; or (j) the surrender of the lease in respect of part only of the Property, except that the Guarantor shall not be under any liability in relation to the surrendered part in respect of any period after the surrender, or by any other act or omission except an express written release by deed of the Guarantor by the Landlord. 2.3 The liability of each of the persons making up the Guarantor is joint and several. 2.4 Any sum payable by the Guarantor shall be paid without any deduction, set-off or counter-claim against the Landlord or the Tenant. 2.5 Notwithstanding any other provision of this lease (or of the Agreement for Lease or of the Licence to Carry Out Works) the total liability of the Guarantor as guarantor under clause 40 of the lease and of this Schedule (and also under any of the

SP/004/006 Fourth Draft: 12 January 2015 50 provisions of the Agreement for Lease and the Licence to Carry Out Works) shall not in the aggregate exceed the sum of $5,000,000 (FIVE MILLION UNITED STATES OF AMERICA DOLLARS). 3. VARIATIONS AND SUPPLEMENTAL DOCUMENTS 3.1 The Guarantor shall, at the request of the Landlord, join in and give its consent to the terms of any consent, approval, variation or other document that may be entered into by the Tenant in connection with this lease (or the Authorised Guarantee Agreement). 3.2 The Guarantor shall not be released by any variation of the rents reserved by, or the tenant covenants in, this Lease (or the Tenant's obligations under the Authorised Guarantee Agreement) whether or not: (a) the variation is material or prejudicial to the Guarantor; or (b) the variation is made in any document; or (c) the Guarantor has consented, in writing or otherwise, to the variation. 3.3 The liability of the Guarantor shall apply to the rents reserved by and the tenant covenants in this lease (and the Tenant's obligations under the Authorised Guarantee Agreement) as varied except to the extent that the liability of the Guarantor is affected by section 18 of the Landlord and Tenant (Covenants) Act 1995. 4. GUARANTOR TO TAKE A NEW LEASE OR MAKE PAYMENT 4.1 If this lease is forfeited or the liability of the Tenant under this lease is disclaimed and the Landlord gives the Guarantor notice not later than twelve months after the forfeiture or the Landlord having received notice of the disclaimer, the Guarantor shall enter into a new lease of the Property on the terms set out in paragraph 4.2. 4.2 The rights and obligations under the new lease shall take effect from the date of the forfeiture or disclaimer and the new lease shall: (a) be granted subject to the right of any person to have this lease vested in them by the court and to the terms on which any such order may be made and subject to the rights of any third party existing at the date of the grant; (b) be for a term that expires at the same date as the end of the Contractual Term of this lease had there been no forfeiture or disclaimer; (c) reserve as an initial annual rent an amount equal to the Annual Rent payable under this lease at the date of the forfeiture or disclaimer or which would be payable but for any abatement or suspension of the Annual Rent or

SP/004/006 Fourth Draft: 12 January 2015 51 restriction on the right to collect it (subject to paragraph 5) and which is subject to review on the same terms and dates provided by this lease; and (d) otherwise be on the same terms as this lease (as varied if there has been any variation). 4.3 The Guarantor shall pay the Landlord’s solicitors’ costs and disbursements (on a full indemnity basis) and any VAT in respect of them in relation to the new lease and shall execute and deliver to the Landlord a counterpart of the new lease within two months after service of the Landlord’s notice. 4.4 The grant of a new lease and its acceptance by the Guarantor shall be without prejudice to any other rights which the Landlord may have against the Guarantor or against any other person or in respect of any other security that the Landlord may have in connection with this lease. 4.5 The Landlord may, instead of giving the Guarantor notice pursuant to paragraph 4.1 but in the same circumstances and within the same time limit, require the Guarantor to pay an amount equal to nine months’ Annual Rent and the Guarantor shall pay that amount on demand. 5. RENT AT THE DATE OF FORFEITURE OR DISCLAIMER If at the date of the forfeiture or disclaimer there is a rent review pending under this lease, then the initial annual rent to be reserved by the new lease shall be the greater of: (a) the Annual Rent previously payable (or which would have been payable but for any abatement or suspension of the Annual Rent or restriction on the right to collect it) under the lease prior to forfeiture or disclaimer; and (b) the rent of the Property at the relevant Review Date, as determined in accordance with the terms of the lease. 6. PAYMENTS IN GROSS AND RESTRICTIONS ON THE GUARANTOR 6.1 Any payment or dividend that the Landlord receives from the Tenant (or its estate) or any other person in connection with any insolvency proceedings or arrangement involving the Tenant shall be taken and applied as a payment in gross and shall not prejudice the right of the Landlord to recover from the Guarantor to the full extent of the obligations that are the subject of this guarantee and indemnity.

SP/004/006 Fourth Draft: 12 January 2015 52 6.2 The Guarantor shall not claim in competition with the Landlord in any insolvency proceedings or arrangement of the Tenant in respect of any payment made by the Guarantor pursuant to this guarantee and indemnity. If it otherwise receives any money in such proceedings or arrangement, it shall hold that money on trust for the Landlord to the extent of its liability to the Landlord. 6.3 The Guarantor shall not, without the consent of the Landlord, exercise any right or remedy that it may have (whether against the Tenant or any other person) in respect of any amount paid or other obligation performed by the Guarantor under this guarantee and indemnity unless and until all the obligations of the Guarantor under this guarantee and indemnity have been fully performed. 7. OTHER SECURITIES 7.1 The Guarantor warrants that it has not taken and covenants that it shall not take any security from or over the assets of the Tenant in respect of any liability of the Tenant to the Guarantor. If it does take or hold any such security it shall hold it for the benefit of the Landlord. 7.2 This guarantee and indemnity is in addition to and independent of any other security that the Landlord may from time to time hold from the Guarantor or the Tenant or any other person in respect of the liability of the Tenant to pay the rents reserved by this lease and to observe and perform the tenant covenants of this lease. It shall not merge in or be affected by any other security. 7.3 The Guarantor shall not be entitled to claim or participate in any other security held by the Landlord in respect of the liability of the Tenant to pay the rents reserved by this lease or to observe and perform the tenant covenants of this lease.

SP/004/006 Fourth Draft: 12 January 2015 53 Executed as a deed by OMEGA TECHNOLOGIES LIMITED acting by , a director, in the presence of: ............................. [SIGNATURE OF WITNESS] [NAME OF WITNESS [IN BLOCK CAPITALS]] [ADDRESS OF WITNESS] [OCCUPATION OF WITNESS]3 Executed as a deed by MTS MEDICATION TECHNOLOGIES LIMITED acting by , a director, in the presence of: ............................. [SIGNATURE OF WITNESS] [NAME OF WITNESS [IN BLOCK CAPITALS]] [ADDRESS OF WITNESS] [OCCUPATION OF WITNESS]

SP/004/006 Fourth Draft: 12 January 2015 54 Executed by: OMNICELL, INC., a Delaware company By: Name: Title:

SP/004/006 Engrossment: 13 January 2015 26 Annex C. Agreed form of Licence to Carry out Works

SP/004/006 Third Draft: 12 January 2015 DATED 2015 ------------ DRAFT LICENCE TO CARRY OUT WORKS1 relating to TWO OMEGA DRIVE, RIVER BEND TECHNOLOGY CENTRE, IRLAM between OMEGA TECHNOLOGIES LIMITED and MTS MEDICATION TECHNOLOGIES LIMITED and OMNICELL, INC. 1 The Landlord’s consent to the works is not given until this licence is completed as a formal deed

SP/004/006 Third Draft: 12 January 2015 CONTENTS CLAUSE 1. Interpretation ................................................................................................................. 1 2. Consent to carry out the Works ..................................................................................... 3 3. Starting the Works ......................................................................................................... 4 4. Carrying out and completing the Works ........................................................................ 4 5. The CDM Regulations ................................................................................................... 5 6. Additional works ........................................................................................................... 6 7. Insurance of the Works .................................................................................................. 6 8. Fees, rates and taxes ...................................................................................................... 6 9. Reinstatement ................................................................................................................ 7 10. The Lease covenants and conditions ............................................................................. 7 11. No warranty by the Landlord ........................................................................................ 7 12. Costs .............................................................................................................................. 7 13. The right of re-entry in the Lease .................................................................................. 8 14. Indemnity ...................................................................................................................... 8 15. The Guarantor................................................................................................................ 8 16. Notices ........................................................................................................................... 9 17. Liability ....................................................................................................................... 10 18. Third party rights ......................................................................................................... 10 19. Governing law ............................................................................................................. 10 20. Jurisdiction .................................................................................................................. 10 SCHEDULE SCHEDULE DETAILS OF THE WORKS ...................................................................................... 11

1 THIS LICENCE is dated [DATE] PARTIES (1) OMEGA TECHNOLOGIES LIMITED whose registered office is at One Omega Drive, River Bend Technology Centre, Northbank, Irlam, Manchester M44 5BD (company registration number 02775272) (the “Landlord”). (2) MTS MEDICATION TECHNOLOGIES LIMITED whose registered office is at Unit 6B, Millennium Way, Leeds LS11 5AL (company registration number 04562981) (the “Tenant”). (3) OMNICELL, INC. of 590 East Middlefield Road, Mountain View CA94043 (incorporated in the State of Delaware, USA – Delaware filing number: 3213344) (the “Guarantor”). BACKGROUND (A) This licence is supplemental and collateral to the Lease. (B) The Landlord is entitled to the immediate reversion to the Lease. (C) The residue of the Term is vested in the Tenant. (D) The Tenant intends to carry out the Works and, under the terms of the Lease, requires the consent of the Landlord to do so. (E) In the Lease the Guarantor entered into guarantee and other covenants in respect of the tenant covenants of the Lease. AGREED TERMS 1. INTERPRETATION The following definitions and rules of interpretation apply in this licence. 1.1 Definitions: Agreement for Lease: the Agreement for Lease dated [ ] 2015 made between the parties in respect of the Lease. CDM Regulations: the Construction (Design and Management) Regulations 2007 (SI 2007/320).

2 Energy Performance Certificate: a certificate as defined in regulation 2(1) of the Energy Performance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118). Lease: a lease of Two Omega Drive, River Bend Technology Centre, Irlam dated before or on the same date as this licence and made between the same parties as this licence and all documents supplemental or collateral to that lease. Property: Two Omega Drive, River Bend Technology Centre, Irlam as more particularly described in and demised by the Lease. Recommendation Report: a report as defined in regulation 4 of the Energy Performance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118). Term: the term of years granted by the Lease and any agreed or statutory continuation of the Lease. Works: the works to be carried out at the Property which are referred to in the Schedule together with making good any damage to the Property caused by carrying out such works. 1.2 References to the Landlord include a reference to the person entitled for the time being to the immediate reversion to the Lease. References to the Tenant include a reference to its successors in title and assigns. 1.3 References to the end of the Term are to the end of the Term however it ends. 1.4 The expression tenant covenants has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995. 1.5 Clause, Schedule and paragraph headings shall not affect the interpretation of this licence. 1.6 A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality). 1.7 The Schedules form part of this licence and shall have effect as if set out in full in the body of this licence. Any reference to this licence includes the Schedules. 1.8 Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular. 1.9 Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

3 1.10 Unless otherwise specified, a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time. 1.11 A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision. 1.12 A reference to writing or written includes fax but not e-mail. 1.13 A reference to this licence or to any other agreement or document referred to in this licence is a reference to this licence or such other agreement or document as varied or novated (in each case, other than in breach of the provisions of this licence) from time to time. 1.14 Unless the context otherwise requires, references to clauses and Schedules are to the clauses and Schedules of this licence and references to paragraphs are to paragraphs of the relevant Schedule. 1.15 Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms. 1.16 Any obligation on a party not to do something includes an obligation not to allow that thing to be done. 2. CONSENT TO CARRY OUT THE WORKS 2.1 In consideration of the obligations on the Tenant in this licence, the Landlord consents to the Tenant carrying out the Works on the terms set out in this licence. 2.2 This consent will cease to be valid if the Works have not been started (in accordance with the terms of this licence) within six months from (and including) the date of this licence, unless the Landlord gives the Tenant notice extending the period of validity. If the Landlord does agree to an extension, then this consent will remain valid for the period stated in that notice and the time period stated in clause 4.7(a) will be extended by the same amount. If this consent ceases to be valid and the Landlord has not given notice extending its validity, all the terms of this licence except clause 2.1 will remain in force. 2.3 Nothing in this licence will place the Tenant under an obligation to the Landlord to carry out the Works, but if it does carry them out, it must do so on the terms of this licence.

4 2.4 This consent does not obviate the need for the consent of any person other than the Landlord that may be required to carry out the Works. 3. STARTING THE WORKS 3.1 The Tenant must not start the Works until it has complied with the requirements of this clause and of clause 5.1. 3.2 The Tenant must obtain all licences and consents that are required for the Works under all laws and by the owner or occupier of any neighbouring land or otherwise. 3.3 The Tenant must produce all such licences and consents to the Landlord and obtain the Landlord’s confirmation they are satisfactory to the Landlord such confirmation not to be unreasonably withheld or delayed. 3.4 The Tenant must give the Landlord two copies of the plans and specification for the Works. 3.5 The Tenant must notify the Landlord of the date it intends to start carrying out the Works. 4. CARRYING OUT AND COMPLETING THE WORKS 4.1 The Tenant must carry out the Works: (a) using good quality, new materials which are fit for the purpose for which they will be used; (b) in a good and workmanlike manner and in accordance with good building and other relevant practices, codes and guidance; and (c) to the reasonable satisfaction of the Landlord. 4.2 In carrying out the Works the Tenant must comply with all laws and the terms of all other licences and consents, the requirements and recommendations of all relevant utility suppliers and those of the insurers of the Property. 4.3 The Tenant must take all proper steps to ensure that carrying out the Works does not make any of the following unsafe: the structure of the Property, any plant or machinery at the Property, any neighbouring land or building. 4.4 The Tenant must cause as little disturbance and inconvenience as reasonably possible to the Landlord and the owners and occupiers of the estate of which the Property forms part and of any neighbouring land. The Tenant must not infringe any of their rights nor the rights of any other person in relation to the Property.

5 4.5 The Tenant must immediately make good, to the reasonable satisfaction of the Landlord, any damage (including decorative damage) to any land or building or any plant and machinery (other than the Property) which is caused by carrying out the Works. 4.6 The Tenant must allow the Landlord and its surveyors access to the Property, both while the Works are being carried out and afterwards, and will give the Landlord the information it reasonably requests to establish that the Works are being and have been carried out in accordance with this licence. 4.7 The Tenant must: (a) complete the Works within twelve months after the date of this licence; and (b) must notify the Landlord as soon as they have been completed, and send the Landlord two copies of plans showing the Property as altered by the Works. 4.8 The Tenant shall provide the Landlord with a copy of any Energy Performance Certificate and Recommendation Report issued as a result of the Works within one month of such documents being issued. 5. THE CDM REGULATIONS 5.1 Before starting the works, the Tenant must have made a written election that it is to be treated as the only client in respect of the Works for the purposes of the CDM Regulations and given the Landlord a copy of such election. 5.2 To the extent that the Landlord may be a client for the purposes of the CDM Regulations in relation to the Works, the Landlord agrees with the written election by the Tenant. 5.3 The Tenant must comply with its obligations as a client for the purposes of the CDM Regulations and must ensure that the CDM co-ordinator and the principal contractor that it appoints in relation to the Works comply with their respective obligations under the CDM Regulations. The Tenant must liaise with the CDM co-ordinator to allow the CDM co-ordinator to assist the Tenant in performing the Tenant’s duties as client under the CDM Regulations. 5.4 The Tenant must ensure that all relevant documents relating to the Tenant's Works are placed in the health and safety file for the Property by the CDM co-ordinator in accordance with the CDM Regulations, maintain the health and safety file for the Property in accordance with the CDM Regulations, give the health and safety file to the Landlord at the end of the Term, allow the Landlord and its surveyors to enter the Property to inspect the health and safety file and at its own cost supply the Landlord

6 with copies of it or any of the documents in it and the Tenant must comply with its obligations in the Lease relating to the documents and the file. 6. ADDITIONAL WORKS 6.1 If the terms of any planning permission, licence or consent (other than this licence) obtained for the Works, require any other works to be carried out (whether to the Property or to any other land or building) the Tenant must carry out such other works within any time limit imposed by such permission, licence or consent and in any event before the end of the Term. 6.2 The terms of this licence, other than clause 2 and clause 4.7(a) will apply to the carrying out of such other works as if they formed part of the Works. 6.3 This clause is without prejudice to any requirement on the Tenant to obtain the consent of the Landlord to such other works pursuant to the Lease and the consent of any other person that may be required for such other works. 7. INSURANCE OF THE WORKS 7.1 The Landlord will only be obliged to insure the Works if they form part of Property, and only: (a) after they have been completed in accordance with this licence; (b) for the amount for which the Tenant has notified the Landlord that they should be insured; and (c) otherwise in accordance with the terms of the Lease. 7.2 Until the Landlord is obliged to insure the Works they will be at the sole risk of the Tenant. 7.3 The Tenant must pay on demand any increase in the insurance premium and the amount of any additional insurance premium for the Property or any neighbouring land of the Landlord or the estate of which the Property forms part that arises because of the Works. 8. FEES, RATES AND TAXES The Tenant must pay all fees, rates, levies and taxes that arise by reason of the Works (including any arising under any laws applying to the Works) whether imposed on the Landlord or the Tenant and must indemnify the Landlord from all liability in relation to such fees, rates, levies and taxes.

7 9. REINSTATEMENT 9.1 Unless the Landlord gives the Tenant notice not less than 3 months before the end of the Term, the Tenant must remove the whole of the Works and reinstate the Property before the end of the Term. The notice given by the Landlord may require removal and reinstatement in respect of part only of the Works in which case the Tenant shall remove only that part of the Works specified in the notice and reinstate accordingly. 9.2 The removal and reinstatement must be done at the Tenant’s cost and to the reasonable satisfaction of the Landlord. 9.3 The terms of this licence, other than clause 2 and clause 4.7(a) will apply to such removal and reinstatement. 9.4 The Tenant must also make good any damage (including decorative damage) to the Property caused by the removal and reinstatement. 10. THE LEASE COVENANTS AND CONDITIONS The tenant covenants in the Lease will extend to the Works and apply to the Property as altered by the Works. 11. NO WARRANTY BY THE LANDLORD 11.1 No representation or warranty is given or is to be implied by the Landlord entering into this licence or by any step taken by or on behalf of the Landlord, in connection with it as to: (a) the suitability of the Property for the Works; or (b) whether the Works or any removal or reinstatement of them may be lawfully carried out. 11.2 The Tenant acknowledges that it does not rely on, and will have no remedies in respect of, any representation or warranty (whether made innocently or negligently) that may have been made by or on behalf of the Landlord before the date of this licence as to any of the matters mentioned in clause 11.1. 11.3 Nothing in this clause shall limit or exclude any liability for fraud. 12. COSTS 12.1 The Tenant must pay on demand any reasonable costs and disbursements of the Landlord, its solicitors and surveyors incurred in connection with the Works or any removal of them and reinstatement of the Property or in making good any damage to

8 any land or building, plant or machinery (other than the Property) which is caused by the carrying out of the Works or by the removal of them or the reinstatement of the Property. 12.2 The obligations in this clause extend to costs and disbursements assessed on a full indemnity basis and to any value added tax in respect of those costs and disbursements except to the extent that the Landlord is able to recover that value added tax. 13. THE RIGHT OF RE-ENTRY IN THE LEASE The right of re-entry in the Lease will be exercisable if any covenant or condition of this licence is breached, as well as if any of the events stated in the provision for re- entry in the Lease occurs. 14. INDEMNITY The Tenant shall indemnify the Landlord against all liabilities, costs, expenses, damages and losses suffered or incurred by the Landlord arising out of or in connection with any breach of the terms of this licence. 15. THE GUARANTOR 15.1 The Guarantor consents to the Tenant entering into this licence. 15.2 The consent granted by this licence is granted at the request of the Guarantor. In consideration of the consent granted by the Landlord, and subject to clause 15.4, the Guarantor agrees that its guarantee and other obligations under the Lease shall remain fully effective and: (a) to the extent that any provision of this licence varies the terms of the Lease, shall apply to the Lease as varied; and (b) subject to clause 15.2(a) shall not be released or diminished by any provision of this licence. 15.3 In further consideration of the consent granted by the Landlord, and subject to clause 15.4, the Guarantor agrees that its guarantee and other obligations under the Lease shall extend and apply to the covenants given by, and the obligations on the part of, the Tenant under this licence. 15.4 Nothing in this licence shall prevent or limit the operation of section 18 of the Landlord and Tenant (Covenants) Act 1995.

9 15.5 In further consideration of the Landlord having entered into this licence at the request of the Guarantor, the Guarantor guarantees and agrees with the Landlord that: (a) the Tenant shall perform the Tenant's obligations in this licence; and (b) if the Tenant fails to perform any of its obligations under this agreement, the Guarantor shall perform them. 15.6 In consideration of the Landlord having entered into this agreement at the request of the Guarantor, the Guarantor agrees with the Landlord as a separate and independent primary obligation to indemnify the Landlord against any failure by the Tenant to observe or perform any of the Tenant's obligations in this agreement. 15.7 The liability of the Guarantor shall not be affected by: (a) any time or indulgence granted by the Landlord to the Tenant; (b) any delay or forbearance by the Landlord in enforcing the payment of any sums or the observance or performance of any of the Tenant's obligations in this agreement or in making any demand in respect of any of them; (c) the Landlord exercising any right or remedy against the Tenant for any failure to pay any sums due under this agreement or to observe or perform the Tenant's obligations in this agreement; (d) a release or compromise of the liability of any one of the persons who is the Guarantor, or the grant of any time or concession to any one of them; (e) any legal limitation or disability on the Tenant or any invalidity or irregularity of any of the Tenant’s obligations under this agreement or any unenforceability of any of them against the Tenant; (f) the Tenant being dissolved, or being struck off the register of companies or otherwise ceasing to exist, or, if the Tenant is an individual, by the Tenant dying or becoming incapable of managing its affairs; or (g) any other act or omission except an express written release by deed of the Guarantor by the Landlord. 15.8 The total liability of the Guarantor under the provisions of this Agreement and under the provisions of the Lease (and also under the provisions of the Agreement for Lease) shall not in the aggregate exceed the sum of $5,000,000 (FIVE MILLION UNITED STATES OF AMERICA DOLLARS). 16. NOTICES Any notice given under or in connection with this licence must be in writing and must be delivered by hand or sent by pre-paid first class post or other next working day delivery service or by any other means permitted by the Lease. A correctly addressed

10 notice delivered by hand shall be deemed to have been delivered at the time the notice is left at the proper address. A correctly addressed notice sent by pre-paid first class post or other next working day delivery service in the United Kingdom will be deemed to have been delivered on the second working day after posting. A correctly addressed notice sent by air mail post outside of the United Kingdom will be deemed to have been delivered on the seventh working day after posting 17. LIABILITY 17.1 The obligations of the Tenant in this licence are owed to the Landlord and are made in consideration of the consent granted by clause 2.1. 17.2 Where the Tenant comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of the Tenant arising under this licence. The Landlord may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons, without affecting the liability of any other of those persons. 18. THIRD PARTY RIGHTS A person who is not a party to this licence shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this licence. 19. GOVERNING LAW This licence and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales. 20. JURISDICTION Each party irrevocably agrees that the courts of England and Wales shall have non- exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this licence or its subject matter or formation (including non-contractual disputes or claims). This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

11 Schedule Details of the Works The Tenant’s fit out works as such works are shown on the plans and specification annexed to this licence.

12 Executed as a deed by OMEGA TECHNOLOGIES LIMITED acting by [ ], a director, in the presence of: ............................. [SIGNATURE OF WITNESS] [NAME OF WITNESS [IN BLOCK CAPITALS]] [ADDRESS OF WITNESS] [OCCUPATION OF WITNESS] Executed as a deed by MTS MEDICATION TECHNOLOGIES LIMITED acting by [ ], a director, in the presence of: ............................. [SIGNATURE OF WITNESS] [NAME OF WITNESS [IN BLOCK CAPITALS]] [ADDRESS OF WITNESS] [OCCUPATION OF WITNESS] Executed by OMNICELL, INC., a Delaware company By: Name: Title: